Free Writing Prospectus	Filed Pursuant to Rule 433
(To the Prospectus dated September 21, 2005 and	Registration No. 333-126811
Prospectus Supplement dated November 1, 2006)	May 8, 2007

BARCLAYS BANK PLC

Barclays Reverse Convertible NotesSM	All Asset Classes and Structures Under One RoofSM

Terms used in this free writing prospectus are described or defined in the prospectus supplement. The reverse convertible notes (the “Notes”) offered will have the terms described in the prospectus supplement and the prospectus, as supplemented by this free writing prospectus. THE NOTES DO NOT GUARANTEE ANY RETURN OF PRINCIPAL AT MATURITY.

Each reference asset below is in the form of a linked share and represents a separate Note offering. The purchaser of a Note will acquire a security linked to a single linked share (not a basket or index of linked shares). The following terms relate to each separate Note offering:

•	Issuer: Barclays Bank PLC

•	Issue date: May 31, 2007

•	Initial valuation date: May 24, 2007

•	Final valuation date: November 23, 2007

•	Maturity date: November 28, 2007

•	Initial price: Closing price of the linked share on the initial valuation date.

•	Final price: Closing price of the linked share on the final valuation date.

•	Protection price: The protection level multiplied by the initial price.

•	Interest payment dates: Paid monthly in arrears on the same day of the month as the issue date and calculated on a 30/360 basis, commencing on the month following the issue date.

•	Initial public offering price: 100%

•	Tax allocation of coupon rate:

Deposit income: TBD

Put premium: The coupon rate minus the deposit income.

•	Business day convention: Modified following.

•	Settlement: DTC; global notes.

The following terms relate to the specific Note offering for each respective linked share:

Linked Share	Initial Share Price	Page Number	Ticker Symbol	Principal Amount	Coupon Rate*	Protection Level	Percentage Proceeds to Issuer	Aggregate Proceeds to Issuer	Percentage Discount or Commission	Aggregate Discount or Commission	Note Issuance #	CUSIP/ ISIN
Advanced Micro Devices, Inc.	TBD	FWP-8	AMD	TBD	17.50%	80.00%	TBD	TBD	TBD	TBD	E-559	06738C 3L1/ US06738C3L16

AnnTaylor Stores Corporation	TBD	FWP-10	ANN	TBD	10.25%	85.00%	TBD	TBD	TBD	TBD	E-560	06738C 3M9/ US06738C3M98

Bristol-Myers Squibb Company	TBD	FWP-12	BMY	TBD	10.50%	90.00%	TBD	TBD	TBD	TBD	E-561	06738C 3N7/ US06738C3N71

Burlington Northern Santa Fe Corporation	TBD	FWP-14	BNI	TBD	10.00%	85.00%	TBD	TBD	TBD	TBD	E-562	06738C 3P2 / US06738C3P20

Commerce Bancorp, Inc.	TBD	FWP-16	CBH	TBD	9.50%	85.00%	TBD	TBD	TBD	TBD	E-564	06738C 3R8/ US06738C3R85

Celgene Corporation	TBD	FWP-18	CELG	TBD	11.50%	70.00%	TBD	TBD	TBD	TBD	E-565	06738C 3S6/ US06738C3S68

Countrywide Financial Corporation	TBD	FWP-20	CFC	TBD	11.25%	75.00%	TBD	TBD	TBD	TBD	E-566	06738C 3T4/ US06738C3T42

Chesapeake Energy Corporation	TBD	FWP-22	CHK	TBD	9.00%	90.00%	TBD	TBD	TBD	TBD	E-567	06738C 3U1/ US06738C3U15

COACH, Inc.	TBD	FWP-24	COH	TBD	10.00%	80.00%	TBD	TBD	TBD	TBD	E-568	06738C 3V9/ US06738C3V97

ConocoPhillips	TBD	FWP-26	COP	TBD	9.00%	85.00%	TBD	TBD	TBD	TBD	E-569	06738C 3Z0 / US06738C3Z02

Dynegy Inc.	TBD	FWP-28	DYN	TBD	9.25%	80.00%	TBD	TBD	TBD	TBD	E-570	06738C 4A4 / US06738C4A42

Express Scripts, Inc.	TBD	FWP-30	ESRX	TBD	9.50%	85.00%	TBD	TBD	TBD	TBD	E-571	06738C 4B2/ US06738C4B25

Freeport-McMoRan Copper & Gold Inc.	TBD	FWP-32	FCX	TBD	13.40%	80.00%	TBD	TBD	TBD	TBD	E-572	06738C 4C0/ US06738C4C08

Corning Incorporated	TBD	FWP-34	GLW	TBD	11.50%	80.00%	TBD	TBD	TBD	TBD	E-573	06738C 4D8/ US06738C4D80

JetBlue Airways Corporation	TBD	FWP-36	JBLU	TBD	16.00%	75.00%	TBD	TBD	TBD	TBD	E-574	06738C 4E6/ US06738C4E63

J.C. Penney Company, Inc.	TBD	FWP-38	JCP	TBD	9.25%	85.00%	TBD	TBD	TBD	TBD	E-575	06738C 4F3/ US06738C4F39

Lowe’s Companies, Inc.	TBD	FWP-40	LOW	TBD	9.00%	85.00%	TBD	TBD	TBD	TBD	E-576	06738C 4G1/ US06738C4G12

Limited Brands, Inc.	TBD	FWP-42	LTD	TBD	11.00%	85.00%	TBD	TBD	TBD	TBD	E-577	06738C 4H9 / US06738C4H94

Morgan Stanley	TBD	FWP-44	MS	TBD	9.00%	90.00%	TBD	TBD	TBD	TBD	E-578	06738C 4J5/ US06738C4J50

Medco Health Solutions, Inc.	TBD	FWP-46	MHS	TBD	9.50%	85.00%	TBD	TBD	TBD	TBD	E-579	06738C 4K2/ US06738C4K24

Motorola, Inc.	TBD	FWP-48	MOT	TBD	10.25%	90.00%	TBD	TBD	TBD	TBD	E-580	06738C 4L0/ US06738C4L07

Micron Technology, Inc.	TBD	FWP-49	MU	TBD	10.50%	80.00%	TBD	TBD	TBD	TBD	E-581	06738C 4M8/ US06738C4M89

Noble Corporation	TBD	FWP-51	NE	TBD	9.00%	80.00%	TBD	TBD	TBD	TBD	E-582	06738C 4N6/ US06738C4N62

Norfolk Southern Corporation	TBD	FWP-53	NSC	TBD	11.25%	85.00%	TBD	TBD	TBD	TBD	E-583	06738C 4P1/ US06738C4P11

Pan American Silver Corp.	TBD	FWP-55	PAAS	TBD	13.00%	80.00%	TBD	TBD	TBD	TBD	E-585	06738C 4R7 / US06738C4R76

Qwest Communications International Inc.	TBD	FWP-57	Q	TBD	9.00%	85.00%	TBD	TBD	TBD	TBD	E-586	06738C 4S5/ US06738C4S59

SiRF Technology Holdings, Inc.	TBD	FWP-59	SIRF	TBD	19.50%	75.00%	TBD	TBD	TBD	TBD	E-587	06738C 4T3/ US06738C4T33

SunPower Corporation	TBD	FWP-61	SPWR	TBD	16.00%	75.00%	TBD	TBD	TBD	TBD	E-588	06738C 4U0/ US06738C4U06

Smurfit-Stone Container Corporation	TBD	FWP-63	SSCC	TBD	10.00%	80.00%	TBD	TBD	TBD	TBD	E-589	06738C 4V8/ US06738C4V88

St. Jude Medical, Inc.	TBD	FWP-65	STJ	TBD	9.50%	85.00%	TBD	TBD	TBD	TBD	E-590	06738C 4W6/ US06738C4W61

Steel Dynamics, Inc.	TBD	FWP-67	STLD	TBD	10.50%	75.00%	TBD	TBD	TBD	TBD	E-591	06738C 4X4/ US06738C4X45

Seagate Technology	TBD	FWP-69	STX	TBD	13.00%	80.00%	TBD	TBD	TBD	TBD	E-592	06738C 4Y2/ US06738C4Y28

Target Corporation	TBD	FWP-71	TGT	TBD	9.50%	90.00%	TBD	TBD	TBD	TBD	E-593	06738C 4Z9/ US06738C4Z92

Tiffany & Co.	TBD	FWP-73	TIF	TBD	9.00%	85.00%	TBD	TBD	TBD	TBD	E-594	06738C 5A3/ US06738C5A33

Valero Energy Corporation	TBD	FWP-75	VLO	TBD	9.75%	80.00%	TBD	TBD	TBD	TBD	E-595	06738C 5B1/ US06738C5B16

Whole Foods Market, Inc.	TBD	FWP-77	WFMI	TBD	10.00%	80.00%	TBD	TBD	TBD	TBD	E-596	06738C 5C9/ US06738C5C98

*	Annualized Rate

See “ Risk Factors” in this free writing prospectus and beginning on page S-3 of the prospectus supplement for a description of risks relating to an investment in the Notes.

The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Notes constitute our direct, unconditional, unsecured and unsubordinated obligations and are not deposit liabilities of Barclays Bank PLC and are not insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus dated September 21, 2005 and the prospectus supplement dated November 1, 2006, and other documents Barclays Bank PLC has filed with the SEC for more complete information about Barclays Bank PLC and this offering. Buyers should rely upon the prospectus, prospectus supplement and any relevant free writing prospectus or pricing supplement for complete details. You may get these documents and other documents Barclays Bank PLC has filed for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC or any agent or dealer participating in this offering will arrange to send you the prospectus, prospectus supplement and final pricing supplement (when completed) and this free writing prospectus if you request it by calling your Barclays Bank PLC sales representative, such dealer or 1-888-227-2275 (Extension 1101). A copy of the prospectus may be obtained from Barclays Capital, 200 Cedar Knolls Road, Building E, 4th Floor—Attn: US Syndicate Operations, Whippany, NJ 07981.

GENERAL TERMS FOR EACH

NOTES OFFERING

This free writing prospectus relates to separate Note offerings, each linked to a different linked share. The purchaser of a Note will acquire a security linked to a single linked share (not to a basket or index of linked shares) identified on the cover page. You may participate in any one of the Notes offerings or, at your election, in more than one. We reserve the right to withdraw, cancel or modify any offering and to reject orders in whole or in part. Although each Note offering relates only to the individual linked share identified on the cover page, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to any of those linked shares or as to the suitability of an investment in the Notes.

You should read this document together with the prospectus and prospectus supplement. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the prospectus supplement, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Notes. The prospectus and prospectus supplement may be accessed on the SEC website at www.sec.gov as follows:

http://www.sec.gov/Archives/edgar/data/312070/000119312506219780/d424b2.htm

RISK FACTORS

We urge you to read the section “Risk Factors” beginning on page S-3 of the prospectus supplement as the following highlights some, but not all, of the risk considerations relevant to investing in the Notes. In particular we urge you to read the risk factors discussed under the following headings:

•	“Risk Factors—Risks Relating to All Notes”;

•	“Risk Factors—Additional Risks Relating to Notes with Reference Assets That Are Equity Securities, That Contain Equity Securities or That Are Based in Part on Equity Securities”;

•	“Risk Factors—Additional Risks Relating to Notes Which Are Not Fully Principal Protected or Are Contingently Protected”; and

•	“Risk Factors—Additional Risks Relating to Notes with a Barrier Percentage or a Barrier Level”.

Suitability of Notes for Investment—You should reach a decision to invest in the Notes after carefully considering, with your advisors, the suitability of the Notes in light of your investment objectives and the specific information set out in this free writing prospectus, the applicable pricing supplement, the prospectus supplement and the prospectus. Neither the Issuer nor any dealer participating in the offering makes any recommendation as to the suitability of the Notes for investment.

No Principal Protection—The principal amount of your investment is not protected and you may receive less, and possibly significantly less, than the amount you invest.

Return Limited to Coupon—Your return is limited to the coupon payments. You will not participate in any appreciation in the value of the linked share.

No Secondary Market—Upon issuance, the Notes will not have an established trading market.

Market Disruption Events and Adjustments—The calculation agent may adjust any variable described in this free writing prospectus, including but not limited to the final valuation date, the initial price, the final price, the protection level, the protection price, the physical delivery amount and any combination thereof as described in the following sections of the accompanying prospectus supplement.

•

For a description of what constitutes a market disruption event and the consequences thereof, see “Reference Assets—Securities or ‘Linked Shares’—Market Disruption Events Relating to Notes with an Equity Security as the Reference Asset”; and

•

For a description of further adjustments that may affect the linked share, see “Reference Assets—Securities or ‘Linked Shares’—Share Adjustments Relating to Notes with an Equity Security as the Reference Asset”.

Taxes—We intend to treat each Note as a put option written by you in respect of the reference asset and a deposit with us of cash in an amount equal to the principal amount of the Note to secure your potential obligation under the put option. Pursuant to the terms of the Notes, you agree to treat the Notes in accordance with this characterization for all U.S. federal income tax purposes. However, because there are no regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes, other characterizations and treatments are possible. See “Certain U.S. Federal Income Tax Considerations” below.

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SUMMARY

Principal Payment at Maturity

A $1,000 investment in the Notes will pay $1,000 at maturity unless: (a) the final price of the linked shares is lower than the initial price of the linked shares; and (b) between the initial valuation date and the final valuation date, inclusive, the closing price of the linked shares on any day is below the protection price.

If the conditions described in (a) and (b) are both true, at maturity you will receive, at our election, instead of the full principal amount of your Notes, either (i) the physical delivery amount (fractional shares to be paid in cash in an amount equal to the fractional shares multiplied by the final price), or (ii) a cash amount equal to the principal amount you invested reduced by the percentage decrease in the price of the linked share.

If you receive shares of the linked shares in lieu of the principal amount of your Notes at maturity, the value of your investment will approximately equal the market value of the shares of the linked shares you receive, which could be substantially less than the value of your original investment. You may lose some or all of your principal if you invest in the Notes.

Interest

The Notes will bear interest, if any, from the issue date specified on the front cover at the coupon rate specified on the front cover of this free writing prospectus. The interest paid, if any, will include interest accrued from the issue date or the prior interest payment date, as the case may be, to, but excluding, the relevant interest payment date or repayment date. No interest will accrue and be payable on your Notes after the maturity date specified on the front cover if such maturity date is extended or if the final valuation date is extended. A “business day” is any day that is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which the principal securities market for the linked share or banking institutions in New York City, generally, are authorized or obligated by law, regulation or executive order to close. See generally “Interest Mechanics” in the prospectus supplement.

Physical Delivery Amount

The physical delivery amount will be calculated by the calculation agent by dividing the principal amount of your Notes by the initial price of the linked shares. The physical delivery amount, the initial price of the linked shares and other amounts may change due to stock splits or other corporate actions. See “Reference Assets—Securities or ‘Linked Shares’—Share Adjustments Relating to Notes with an Equity Security as the Reference Asset” in the prospectus supplement.

CERTAIN U.S. FEDERAL INCOME TAX

CONSIDERATIONS

You should carefully consider, among other things, the matters set forth in “Certain U.S. Federal Income Tax Considerations” in the prospectus supplement. In the opinion of Cadwalader, Wickersham & Taft LLP, special U.S. tax counsel to us, the following discussion summarizes certain of the material U.S. federal income tax consequences of the purchase, beneficial ownership, and disposition of Notes.

There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes. Under one approach, each Note should be treated as a put option written by you (the “Put Option”) that permits us to (1) sell the reference asset to you at maturity for an amount equal to the Deposit (as defined below), plus any accrued and unpaid interest, acquisition discount and/or original issue discount on the Deposit, or (2) “cash settle” the Put Option (i.e., require you to pay to us at maturity the difference between the Deposit (plus any accrued and unpaid interest, acquisition discount, and/or original issue discount on the Deposit) and the value of the reference asset at such time), and a deposit with us of cash in an amount equal to the “issue price” or purchase price of your Note (the “Deposit”) to secure your potential obligation under the Put Option. We intend to treat the Notes consistent with this approach. Pursuant to the terms of the Notes, you agree to treat the Notes as cash deposits and put options with respect to the reference asset for all U.S. federal income tax purposes. Because the term of the Notes is less than one year, we intend to treat the Deposits as “short-term debt instruments” for U.S. federal income tax purposes. Please see the discussion under the heading “Certain U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes—Short-Term Obligations” in the accompanying prospectus supplement for certain U.S. federal income tax considerations applicable to short-term obligations.

On the cover page we have determined the yield on the Deposit and the Put Premium, as described in the section of the accompanying prospectus supplement

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called “Certain U.S. Federal Income Tax Considerations—Certain Notes Treated as Deposits and Put Options”. If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative characterization for the Notes, the timing and character of income on the Notes might differ. We do not plan to request a ruling from the IRS regarding the tax treatment of the Notes, and the IRS or a court may not agree with the tax treatment described in this free writing prospectus.

LINKED SHARE ISSUER AND LINKED SHARE

INFORMATION

We urge you to read the section “Reference Assets—Securities or ‘Linked Shares’—Reference Asset Issuer and Reference Asset Information” in the accompanying prospectus supplement. Companies with securities registered under the Securities Exchange Act of 1934, as amended, which is commonly referred to as the “Exchange Act”, are required to periodically file certain financial and other information specified by the SEC. Information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC pursuant to the Exchange Act by a company issuing a linked share can be located by reference to the relevant linked share SEC file number specified below.

The summary information below regarding the companies issuing the stock comprising the linked shares comes from the issuers’ respective SEC filings and has not been independently verified by us. We do not make any representations as to the accuracy or completeness of such information or of any filings made by the issuers of the linked shares with the SEC. You are urged to refer to the SEC filings made by the relevant issuer and to other publicly available information (such as the issuer’s annual report) to obtain an understanding of the issuer’s business and financial prospects. The summary information contained below is not designed to be, and should not be interpreted as, an effort to present information regarding the financial prospects of any issuer or any trends, events or other factors that may have a positive or negative influence on those prospects or as an endorsement of any particular issuer.

Description of Hypothetical Examples

Each linked share described below contains a Table of Hypothetical Values at Maturity, based on the assumptions outlined for each linked share, which demonstrates the return that you would have earned from (i) an investment in the Notes compared to (ii) a direct investment in the linked shares, based on certain percentage changes between the initial price and final price of the linked shares (prior to the deduction of any applicable brokerage fees or charges).

In each Table of Hypothetical Values at Maturity some amounts are rounded and actual returns may be different. The following is a general description of how the hypothetical values in each table were determined.

On the final valuation date, the final price of the linked shares is determined.

If the final price of the linked shares is at or above its initial price, you will receive a payment at maturity of $1,000, regardless of whether the protection price was ever reached or breached during the term of the Notes.

If the final price of the linked shares is below its initial price but the closing price of the linked shares never fell below the protection price during the term of the Notes, you will receive a payment at maturity of $1,000.

If the final price of the linked shares is below its initial price and the closing price of the linked shares fell below the protection price during the term of the Notes, you will receive, at our election, either (a) a number of shares equal to the physical delivery amount, plus a cash amount equal to the fractional shares multiplied by the final price or (b) the cash amount equal to the principal amount that you invested reduced by the percentage decrease in the price of the linked shares.

In any case, you would also have received the applicable interest payment[s during the term of the Notes. Since the reinvestment rate for each coupon payment is assumed to be 0.00%, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon yield on the Notes exceeds the dividend yield on the linked shares, the total return on the Notes would be higher relative to the total return of an investment in the linked shares.

If you had invested directly in the linked shares for the same period, you would have received total cash payments representing the number of shares of the linked shares you could have purchased with your $1,000 investment on the initial valuation date (assuming you could invest in fractional shares) multiplied by the final price of the linked shares. In addition, investors will realize a payment in respect of dividends which will equal the dividend yield multiplied by the $1,000 investment. Investors should realize that for purposes of these calculations the dividend yield is calculated as of the initial date and is held constant regardless of the final level of the linked shares.

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Since the reinvestment rate for any dividend payment is assumed to be 0.00%, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon rate on the Notes was less than the dividend yield on the linked shares, the total return on the Notes would be lower relative to the total return of an investment in the linked shares.

In each instance, the percentage gain or loss from an investment in the Notes and a direct investment in the linked shares is set forth below in the Table of Hypothetical Values at Maturity.

SUPPLEMENTAL PLAN OF DISTRIBUTION

We expect that delivery of the Notes will be made against payment for the Notes on or about the issue date indicated on the cover of this free writing prospectus, which is the fourth business day following the expected initial valuation date (this settlement cycle being referred to as “T+4”). See “Plan of Distribution” in the prospectus supplement.

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Advanced Micro Devices, Inc.

According to publicly available information, Advanced Micro Devices, Inc. (the “Company”) is a global semiconductor company with facilities around the world. It provides processing solutions for the computing, graphics and consumer electronics markets.

On October 25, 2006, the Company completed its acquisition of ATI pursuant to an Acquisition Agreement, dated as of July 23, 2006, by and among AMD, 1252986 Alberta ULC, and ATI, whereby ATI became the Company’s indirect, wholly-owned subsidiary. As a result of the acquisition, the Company began to supply 3D graphics, video and multimedia products and chipsets for personal computers, or PCs, including desktop and notebook PCs, professional workstations and servers and products for consumer electronic devices such as mobile phones, digital TVs and game consoles.

The Company was founded in 1969 and is headquartered in Sunnyvale, California.

The linked share’s SEC file number is 001-07882.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 29, 2001	$34.60	$18.73	$28.88
September 28, 2001	$30.20	$7.80	$8.15
December 31, 2001	$18.55	$7.70	$15.86
March 29, 2002	$20.59	$12.63	$14.71
June 28, 2002	$15.26	$7.96	$9.72
September 30, 2002	$10.88	$5.25	$5.34
December 31, 2002	$9.50	$3.10	$6.46
March 31, 2003	$7.78	$4.78	$6.18
June 30, 2003	$8.59	$6.00	$6.41
September 30, 2003	$12.87	$6.25	$11.11
December 31, 2003	$18.48	$11.01	$14.90
March 31, 2004	$17.50	$13.66	$16.23
June 30, 2004	$17.60	$13.67	$15.90
September 30, 2004	$15.90	$10.76	$13.00
December 31, 2004	$24.95	$13.09	$22.02
March 31, 2005	$22.29	$14.64	$16.12
June 30, 2005	$18.34	$14.08	$17.34
September 30, 2005	$25.75	$17.22	$25.20
December 30, 2005	$31.84	$20.22	$30.60
March 31, 2006	$42.65	$30.89	$33.16
June 30, 2006	$35.75	$23.46	$24.42
September 29, 2006	$27.90	$16.90	$24.85
December 29, 2006	$25.69	$19.90	$20.35
March 30, 2007	$20.63	$12.96	$13.06
May 7, 2007*	$14.75	$12.60	$13.28

*	High, low and closing prices are for the period starting April 2, 2007 and ending May 7, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: AMD

Initial price: $13.28

Protection level: 80.00%

Protection price: $10.62

Physical delivery amount: 75($1,000/Initial price)

Fractional shares: 0.301205

Coupon: 17.50% per annum

Maturity: November 28, 2007

Dividend yield: 0.00% per annum

Coupon amount monthly: $14.58

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	8.75%	100.00%
+ 90%	8.75%	90.00%
+ 80%	8.75%	80.00%
+ 70%	8.75%	70.00%
+ 60%	8.75%	60.00%
+ 50%	8.75%	50.00%
+ 40%	8.75%	40.00%
+ 30%	8.75%	30.00%
+ 20%	8.75%	20.00%
+ 10%	8.75%	10.00%
+ 5%	8.75%	5.00%
0%	8.75%	0.00%

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	Protection Price Ever Breached?
	NO	YES
- 5%	8.75%	3.75%	-5.00%
- 10%	8.75%	-1.25%	-10.00%
- 20%	8.75%	-11.25%	-20.00%
- 30%	N/A	-21.25%	-30.00%
- 40%	N/A	-31.25%	-40.00%
- 50%	N/A	-41.25%	-50.00%
- 60%	N/A	-51.25%	-60.00%
- 70%	N/A	-61.25%	-70.00%
- 80%	N/A	-71.25%	-80.00%
- 90%	N/A	-81.25%	-90.00%
-100%	N/A	-91.25%	-100.00%

FWP-9

AnnTaylor Stores Corporation

According to publicly available information, AnnTaylor Stores Corporation (the “Company”) through its wholly-owned subsidiaries, is a leading national specialty retailer of women’s apparel, shoes and accessories sold primarily under the “Ann Taylor”, “Ann Taylor Loft” and “Ann Taylor Factory” brands. The Company’s stores offer a full range of career and casual separates, dresses, tops, weekend wear, shoes and accessories, coordinated as part of a total wardrobing strategy. This total wardrobing strategy is reinforced by an emphasis on client service.

The Company is dedicated to maintaining the right merchandise mix in its stores among suits and separates, tops, footwear and accessories. The Company concentrates on calibrating the timing of its product offerings to address clients’ wardrobing needs, anticipating fabric and yarn preferences on a regional and seasonal basis, and timing direct marketing efforts accordingly.

As of February 3, 2007, the Company operated 869 retail stores in 46 states, the District of Columbia and Puerto Rico, of which 348 were Ann Taylor stores, 464 were Ann Taylor Loft stores and 57 were Ann Taylor Factory stores.

The linked share’s SEC file number is 1-10738.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 29, 2001	$17.44	$10.33	$15.91
September 28, 2001	$15.96	$9.38	$9.74
December 31, 2001	$15.64	$9.38	$15.56
March 29, 2002	$19.73	$15.14	$19.21
June 28, 2002	$22.13	$16.10	$16.93
September 30, 2002	$20.04	$13.71	$15.35
December 31, 2002	$17.67	$12.83	$13.61
March 31, 2003	$14.53	$11.37	$13.69
June 30, 2003	$19.99	$13.20	$19.30
September 30, 2003	$23.38	$18.02	$21.43
December 31, 2003	$27.16	$21.43	$26.00
March 31, 2004	$31.43	$25.01	$28.53
June 30, 2004	$30.34	$25.45	$28.98
September 30, 2004	$29.26	$21.86	$23.40
December 31, 2004	$24.38	$20.00	$21.53
March 31, 2005	$27.70	$20.41	$25.59
June 30, 2005	$26.25	$22.88	$24.28
September 30, 2005	$28.48	$23.63	$26.55
December 30, 2005	$34.77	$23.05	$34.52
March 31, 2006	$38.30	$32.00	$36.79
June 30, 2006	$43.38	$34.50	$43.38
September 29, 2006	$44.33	$36.80	$41.86
December 29, 2006	$45.14	$32.36	$32.84
March 30, 2007	$39.92	$32.28	$38.78
May 7, 2007*	$39.72	$36.39	$37.19

*	High, low and closing prices are for the period starting April 2, 2007 and ending May 7, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: ANN

Initial price: $37.19

Protection level: 85.00%

Protection price: $31.61

Physical delivery amount: 26($1,000/Initial price)

Fractional shares: 0.888949

Coupon: 10.25% per annum

Maturity: November 28, 2007

Dividend yield: 0.00% per annum

Coupon amount monthly: $8.54

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	5.125%	100.00%
+ 90%	5.125%	90.00%
+ 80%	5.125%	80.00%
+ 70%	5.125%	70.00%
+ 60%	5.125%	60.00%
+ 50%	5.125%	50.00%
+ 40%	5.125%	40.00%
+ 30%	5.125%	30.00%
+ 20%	5.125%	20.00%
+ 10%	5.125%	10.00%
+ 5%	5.125%	5.00%
0%	5.125%	0.00%

FWP-10

	Protection Price Ever Breached?
	NO	YES
- 5%	5.125%	0.125%	-5.00%
- 10%	5.125%	-4.875%	-10.00%
- 20%	N/A	-14.875%	-20.00%
- 30%	N/A	-24.875%	-30.00%
- 40%	N/A	-34.875%	-40.00%
- 50%	N/A	-44.875%	-50.00%
- 60%	N/A	-54.875%	-60.00%
- 70%	N/A	-64.875%	-70.00%
- 80%	N/A	-74.875%	-80.00%
- 90%	N/A	-84.875%	-90.00%
-100%	N/A	-94.875%	-100.00%

FWP-11

Bristol-Myers Squibb Company

According to publicly available information, Bristol-Myers Squibb Company (the “Company”) was incorporated under the laws of the State of Delaware in August 1933 under the name Bristol-Myers Company, as successor to a New York business started in 1887. In 1989, Bristol-Myers Company changed its name to Bristol-Myers Squibb Company as a result of a merger. The Company, through its divisions and subsidiaries, is engaged in the discovery, development, licensing, manufacturing, marketing, distribution and sale of pharmaceuticals and other healthcare related products. The Company has three reportable segments—Pharmaceuticals, Nutritionals and Other Health Care. The Pharmaceuticals segment is made up of the global pharmaceutical and international consumer medicines business. The Nutritionals segment consists of Mead Johnson Nutritionals (Mead Johnson), primarily an infant formula and children’s nutritionals business. The Other Health Care segment consists of ConvaTec and Medical Imaging.

The linked share’s SEC file number is 1-1136.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 29, 2001	$56.96	$49.11	$49.78
September 28, 2001	$59.90	$49.11	$55.56
December 31, 2001	$59.95	$48.50	$51.00
March 29, 2002	$51.90	$39.15	$40.49
June 28, 2002	$40.43	$24.51	$25.70
September 30, 2002	$26.50	$19.50	$23.80
December 31, 2002	$28.25	$20.74	$23.15
March 31, 2003	$26.00	$21.00	$21.13
June 30, 2003	$29.20	$21.30	$27.15
September 30, 2003	$27.67	$25.00	$25.66
December 31, 2003	$28.85	$24.22	$28.60
March 31, 2004	$31.00	$23.72	$24.23
June 30, 2004	$26.42	$23.95	$24.50
September 30, 2004	$24.72	$22.22	$23.67
December 31, 2004	$25.88	$22.85	$25.62
March 31, 2005	$25.67	$23.25	$25.46
June 30, 2005	$26.59	$24.83	$24.98
September 30, 2005	$25.47	$23.80	$24.06
December 30, 2005	$24.17	$20.70	$22.98
March 31, 2006	$25.94	$21.21	$24.61
June 30, 2006	$25.97	$23.76	$25.86
September 29, 2006	$26.14	$20.08	$24.92
December 29, 2006	$26.41	$23.93	$26.32
March 30, 2007	$29.39	$25.74	$27.76
May 7, 2007*	$30.26	$27.35	$30.11

*	High, low and closing prices are for the period starting April 2, 2007 and ending May 7, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: BMY

Initial price: $30.11

Protection level: 90.00%

Protection price: $27.10

Physical delivery amount: 33($1,000/Initial price)

Fractional shares: 0.211558

Coupon: 10.50% per annum

Maturity: November 28, 2007

Dividend yield: 3.72% per annum

Coupon amount monthly: $8.75

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	5.25%	101.86%
+ 90%	5.25%	91.86%
+ 80%	5.25%	81.86%
+ 70%	5.25%	71.86%
+ 60%	5.25%	61.86%
+ 50%	5.25%	51.86%
+ 40%	5.25%	41.86%
+ 30%	5.25%	31.86%
+ 20%	5.25%	21.86%
+ 10%	5.25%	11.86%
+ 5%	5.25%	6.86%
0%	5.25%	1.86%

FWP-12

	Protection Price Ever Breached?
	NO	YES
- 5%	5.25%	0.25%	-3.14%
- 10%	5.25%	-4.75%	-8.14%
- 20%	N/A	-14.75%	-18.14%
- 30%	N/A	-24.75%	-28.14%
- 40%	N/A	-34.75%	-38.14%
- 50%	N/A	-44.75%	-48.14%
- 60%	N/A	-54.75%	-58.14%
- 70%	N/A	-64.75%	-68.14%
- 80%	N/A	-74.75%	-78.14%
- 90%	N/A	-84.75%	-88.14%
- 100%	N/A	-94.75%	-98.14%

FWP-13

Burlington Northern Santa Fe Corporation

According to publicly available information, Burlington Northern Santa Fe Corporation (the “Company”) was incorporated in the State of Delaware on December 16, 1994. On September 22, 1995, the shareholders of Burlington Northern Inc. (BNI) and Santa Fe Pacific Corporation (SFP) became the shareholders of the Company pursuant to a business combination of the two companies.

On December 30, 1996, BNI merged with and into SFP. On December 31, 1996, The Atchison, Topeka and Santa Fe Railway Company merged with and into Burlington Northern Railroad Company (BNRR), and BNRR changed its name to The Burlington Northern and Santa Fe Railway Company. On January 2, 1998, SFP merged with and into The Burlington Northern and Santa Fe Railway Company. On January 20, 2005, The Burlington Northern and Santa Fe Railway Company changed its name to BNSF Railway Company (BNSF Railway).

Through its subsidiaries, the Company is engaged primarily in the freight rail transportation business. At December 31, 2006, the Company and its subsidiaries had approximately 41,000 employees. The rail operations of BNSF Railway, the Company’s principal operating subsidiary, comprise one of the largest railroad systems in North America.

The linked share’s SEC file number is: 1-11535.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 29, 2001	$33.99	$27.81	$30.17
September 28, 2001	$31.30	$22.40	$26.75
December 31, 2001	$29.95	$25.01	$28.53
March 29, 2002	$31.75	$26.61	$30.18
June 28, 2002	$30.93	$27.09	$30.00
September 30, 2002	$30.82	$23.18	$23.92
December 31, 2002	$27.36	$23.28	$26.01
March 31, 2003	$27.33	$23.29	$24.90
June 30, 2003	$29.96	$24.60	$28.44
September 30, 2003	$29.75	$26.58	$28.87
December 31, 2003	$32.50	$27.72	$32.35
March 31, 2004	$33.49	$29.52	$31.50
June 30, 2004	$35.20	$31.20	$35.07
September 30, 2004	$38.65	$33.52	$38.31
December 31, 2004	$49.20	$38.30	$47.31
March 31, 2005	$56.47	$44.58	$53.93
June 30, 2005	$54.60	$46.10	$47.08
September 30, 2005	$59.99	$46.99	$59.80
December 30, 2005	$72.00	$55.84	$70.82
March 31, 2006	$84.00	$67.88	$83.33
June 30, 2006	$87.99	$69.50	$79.25
September 29, 2006	$79.49	$63.92	$73.44
December 29, 2006	$81.73	$71.89	$73.81
March 30, 2007	$85.90	$71.76	$80.43
May 7, 2007*	$95.45	$79.75	$89.87

*	High, low and closing prices are for the period starting April 2, 2007 and ending May 7, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: BNI

Initial price: $89.87

Protection level: 85.00%

Protection price: $76.39

Physical delivery amount: 11($1,000/Initial price)

Fractional shares: 0.127184

Coupon: 10.00% per annum

Maturity: November 28, 2007

Dividend yield: 1.06% per annum

Coupon amount monthly: $8.33

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	5.00%	100.53%
+ 90%	5.00%	90.53%
+ 80%	5.00%	80.53%
+ 70%	5.00%	70.53%
+ 60%	5.00%	60.53%
+ 50%	5.00%	50.53%
+ 40%	5.00%	40.53%
+ 30%	5.00%	30.53%
+ 20%	5.00%	20.53%
+ 10%	5.00%	10.53%
+ 5%	5.00%	5.53%
0%	5.00%	0.53%

FWP-14

	Protection Price Ever Breached?
	NO	YES
- 5%	5.00%	0.00%	-4.47%
- 10%	5.00%	-5.00%	-9.47%
- 20%	N/A	-15.00%	-19.47%
- 30%	N/A	-25.00%	-29.47%
- 40%	N/A	-35.00%	-39.47%
- 50%	N/A	-45.00%	-49.47%
- 60%	N/A	-55.00%	-59.47%
- 70%	N/A	-65.00%	-69.47%
- 80%	N/A	-75.00%	-79.47%
- 90%	N/A	-85.00%	-89.47%
- 100%	N/A	-95.00%	-99.47%

FWP-15

Commerce Bancorp, Inc.

According to publicly available information, Commerce Bancorp, Inc. (the “Company”) is a New Jersey business corporation registered as a bank holding company under the Bank Holding Company Act of 1956. The Company was incorporated on December 9, 1982 and became an active bank holding company on June 30, 1983 through the acquisition of Commerce Bank, N.A.

The Company operates one nationally chartered bank subsidiary (Commerce Bank N.A., Philadelphia, Pennsylvania) and one New Jersey state chartered bank subsidiary (Commerce Bank/North, Ramsey, New Jersey), referred to as Commerce North. These two bank subsidiaries, referred to collectively as the banks, as of December 31, 2006 had 428 full service retail stores located in the states of New Jersey, Pennsylvania, Delaware, New York, Connecticut, Virginia, Maryland and Florida, as well as the District of Columbia. These banks provide a full range of retail and commercial banking services for consumers and small and mid-sized companies. Lending services are focused on commercial real estate and commercial and consumer loans to local borrowers. Deposits gathered through each bank’s retail store network principally fund the lending and investment activities of each bank.

As of December 31, 2006, the Company had total assets of $45.3 billion, total loans of $15.6 billion, and total deposits of $41.3 billion. The address of the Company’s principal executive office is Commerce Atrium, 1701 Route 70 East, Cherry Hill, New Jersey, 08034-5400 and the telephone number is (856) 751-9000.

The linked share’s SEC file number is: 1-12609.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 29, 2001	$18.23	$14.57	$17.53
September 28, 2001	$19.48	$15.00	$17.00
December 31, 2001	$19.80	$16.88	$19.67
March 29, 2002	$22.67	$18.95	$22.45
June 28, 2002	$25.25	$21.30	$22.10
September 30, 2002	$24.13	$18.30	$20.76
December 31, 2002	$23.90	$18.05	$21.60
March 31, 2003	$22.88	$18.45	$19.87
June 30, 2003	$20.65	$18.12	$18.55
September 30, 2003	$24.90	$18.42	$23.96
December 31, 2003	$26.74	$23.06	$26.34
March 31, 2004	$33.05	$26.25	$32.94
June 30, 2004	$33.82	$27.43	$27.51
September 30, 2004	$28.30	$23.38	$27.60
December 31, 2004	$32.27	$27.60	$32.20
March 31, 2005	$32.91	$27.93	$32.47
June 30, 2005	$32.99	$26.87	$30.31
September 30, 2005	$35.95	$29.83	$30.69
December 30, 2005	$35.84	$27.90	$34.41
March 31, 2006	$37.16	$31.86	$36.65
June 30, 2006	$41.19	$33.85	$35.67
September 29, 2006	$37.55	$31.20	$36.71
December 29, 2006	$37.10	$34.25	$35.27
March 30, 2007	$36.02	$30.45	$33.38
May 7, 2007*	$35.20	$31.32	$34.11

*	High, low and closing prices are for the period starting April 2, 2007 and ending May 7, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: CBH

Initial price: $34.11

Protection level: 85.00%

Protection price: $28.99

Physical delivery amount: 29($1,000/Initial price)

Fractional shares: 0.316916

Coupon: 9.50% per annum

Maturity: November 28, 2007

Dividend yield: 1.47% per annum

Coupon amount monthly: $7.92

FWP-16

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	4.75%	100.74%
+ 90%	4.75%	90.74%
+ 80%	4.75%	80.74%
+ 70%	4.75%	70.74%
+ 60%	4.75%	60.74%
+ 50%	4.75%	50.74%
+ 40%	4.75%	40.74%
+ 30%	4.75%	30.74%
+ 20%	4.75%	20.74%
+ 10%	4.75%	10.74%
+ 5%	4.75%	5.74%
0%	4.75%	0.74%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.75%	-0.25%	-4.26%
- 10%	4.75%	-5.25%	-9.26%
- 20%	N/A	-15.25%	-19.26%
- 30%	N/A	-25.25%	-29.26%
- 40%	N/A	-35.25%	-39.26%
- 50%	N/A	-45.25%	-49.26%
- 60%	N/A	-55.25%	-59.26%
- 70%	N/A	-65.25%	-69.26%
- 80%	N/A	-75.25%	-79.26%
- 90%	N/A	-85.25%	-89.26%
-100%	N/A	-95.25%	-99.26%

FWP-17

Celgene Corporation

According to publicly available information, Celgene Corporation (the “Company”) is a global biopharmaceutical company primarily engaged in the discovery, development and commercialization of innovative therapies designed to treat cancer and immune-inflammatory related diseases. The Company’s lead products are: (1) REVLIMID(R) (lenalidomide), which was approved by the U.S. Food and Drug Administration, or FDA, in June 2006 for treatment in combination with dexamethasone for multiple myeloma patients who have received at least one prior therapy and, in December 2005 for treatment of patients with transfusion-dependent anemia due to low- or intermediate-1-risk myelodysplastic syndromes, or MDS, associated with a deletion 5q cytogenetic abnormality with or without additional cytogenetic abnormalities; and, (2) THALOMID(R) (thalidomide), which gained FDA approval in May 2006 for treatment in combination with dexamethasone of newly diagnosed multiple myeloma patients and which is also approved for the treatment and suppression of cutaneous manifestations of erythema nodosum leprosum, or ENL, an inflammatory complication of leprosy.

For the year ended December 31, 2006, the Company had total revenues and net income of $898.9 million and $69.0 million, respectively. The Company had an accumulated deficit of $101.8 million at December 31, 2006.

The linked share’s SEC file number is 000-16132.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 29, 2001	$9.12	$3.60	$7.21
September 28, 2001	$7.38	$5.13	$6.61
December 31, 2001	$9.72	$5.86	$7.98
March 29, 2002	$8.05	$5.38	$6.19
June 28, 2002	$6.30	$2.83	$3.83
September 30, 2002	$5.34	$2.84	$4.21
December 31, 2002	$6.38	$3.77	$5.37
March 31, 2003	$6.99	$5.04	$6.52
June 30, 2003	$9.28	$6.18	$7.60
September 30, 2003	$12.22	$7.13	$10.83
December 31, 2003	$12.04	$9.13	$11.26
March 31, 2004	$12.23	$9.38	$11.91
June 30, 2004	$15.15	$11.25	$14.32
September 30, 2004	$15.05	$11.67	$14.56
December 31, 2004	$16.29	$12.88	$13.27
March 31, 2005	$17.62	$12.36	$17.03
June 30, 2005	$21.58	$16.61	$20.39
September 30, 2005	$29.41	$19.78	$27.16
December 30, 2005	$32.68	$22.59	$32.40
March 31, 2006	$44.22	$31.51	$44.22
June 30, 2006	$48.39	$36.02	$47.43
September 29, 2006	$49.41	$39.32	$43.30
December 29, 2006	$60.12	$41.68	$57.53
March 30, 2007	$58.60	$49.46	$52.46
May 7, 2007*	$63.90	$52.40	$62.85

*	High, low and closing prices are for the period starting April 2, 2007 and ending May 7, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: CELG

Initial price: $62.85

Protection level: 70.00%

Protection price: $44.00

Physical delivery amount: 15($1,000/Initial price)

Fractional shares: 0.910899

Coupon: 11.50% per annum

Maturity: November 28, 2007

Dividend yield: 0.00% per annum

Coupon amount monthly: $9.58

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	5.75%	100.00%
+ 90%	5.75%	90.00%
+ 80%	5.75%	80.00%
+ 70%	5.75%	70.00%
+ 60%	5.75%	60.00%
+ 50%	5.75%	50.00%
+ 40%	5.75%	40.00%
+ 30%	5.75%	30.00%
+ 20%	5.75%	20.00%
+ 10%	5.75%	10.00%
+ 5%	5.75%	5.00%
0%	5.75%	0.00%

FWP-18

	Protection Price Ever Breached?
	NO	YES
- 5%	5.75%	0.75%	-5.00%
- 10%	5.75%	-4.25%	-10.00%
- 20%	5.75%	-14.25%	-20.00%
- 30%	5.75%	-24.25%	-30.00%
- 40%	N/A	-34.25%	-40.00%
- 50%	N/A	-44.25%	-50.00%
- 60%	N/A	-54.25%	-60.00%
- 70%	N/A	-64.25%	-70.00%
- 80%	N/A	-74.25%	-80.00%
- 90%	N/A	-84.25%	-90.00%
-100%	N/A	-94.25%	-100.00%

FWP-19

Countrywide Financial Corporation

According to publicly available information, Countrywide Financial Corporation (the “Company”) is a holding company which, through its subsidiaries is engaged in mortgage lending and other real estate finance-related businesses, including mortgage banking, banking and mortgage warehouse lending, dealing in securities and insurance underwriting.

It manages its business through five business segments—Mortgage Banking, Banking, Capital Markets, Insurance and Global Operations. Mortgage banking is its core business, generating 48% of the Company’s pre-tax earnings in 2006. Its other segments generated the following percentages of its pre-tax earnings in 2006: Banking—32%; Capital Markets—13%; Insurance—6%; and Global Operations—1%.

The linked share’s SEC file number is 1-8422.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 29, 2001	$12.30	$9.51	$11.47
September 28, 2001	$11.56	$9.35	$10.98
December 31, 2001	$12.18	$9.58	$10.24
March 29, 2002	$11.36	$9.40	$11.19
June 28, 2002	$12.58	$10.96	$12.06
September 30, 2002	$13.75	$9.88	$11.79
December 31, 2002	$13.25	$10.59	$12.91
March 31, 2003	$14.68	$12.62	$14.38
June 30, 2003	$19.68	$14.43	$17.39
September 30, 2003	$19.83	$15.88	$19.57
December 31, 2003	$27.27	$19.38	$25.28
March 31, 2004	$32.41	$23.13	$31.97
June 30, 2004	$36.27	$27.20	$35.13
September 30, 2004	$39.83	$32.75	$39.39
December 31, 2004	$39.93	$30.30	$37.01
March 31, 2005	$38.65	$31.19	$32.46
June 30, 2005	$40.31	$30.54	$38.61
September 30, 2005	$39.64	$32.38	$32.98
December 30, 2005	$36.74	$29.35	$34.19
March 31, 2006	$37.23	$31.86	$36.70
June 30, 2006	$43.67	$35.93	$38.08
September 29, 2006	$39.99	$32.20	$35.04
December 29, 2006	$43.09	$34.50	$42.45
March 30, 2007	$45.19	$33.13	$33.64
May 7, 2007*	$39.16	$32.32	$38.51

*	High, low and closing prices are for the period starting April 2, 2007 and ending May 7, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: CFC

Initial price: $38.51

Protection level: 75.00%

Protection price: $28.88

Physical delivery amount: 25($1,000/Initial price)

Fractional shares: 0.967281

Coupon: 11.25% per annum

Maturity: November 28, 2007

Dividend yield: 1.56% per annum

Coupon amount monthly: $9.38

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	5.625%	100.78%
+ 90%	5.625%	90.78%
+ 80%	5.625%	80.78%
+ 70%	5.625%	70.78%
+ 60%	5.625%	60.78%
+ 50%	5.625%	50.78%
+ 40%	5.625%	40.78%
+ 30%	5.625%	30.78%
+ 20%	5.625%	20.78%
+ 10%	5.625%	10.78%
+ 5%	5.625%	5.78%
0%	5.625%	0.78%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.625%	0.625%	-4.22%
- 10%	5.625%	-4.375%	-9.22%
- 20%	5.625%	-14.375%	-19.22%
- 30%	N/A	-24.375%	-29.22%
- 40%	N/A	-34.375%	-39.22%
- 50%	N/A	-44.375%	-49.22%
- 60%	N/A	-54.375%	-59.22%
- 70%	N/A	-64.375%	-69.22%
- 80%	N/A	-74.375%	-79.22%
- 90%	N/A	-84.375%	-89.22%
-100%	N/A	-94.375%	-99.22%

FWP-20

Chesapeake Energy Corporation

According to publicly available information, Chesapeake Energy Corporation (the “Company”) is the third largest independent producer of natural gas in the United States, and the Company owns interests in approximately 33,700 producing oil and natural gas wells that are currently producing approximately 1.69 billion cubic feet equivalent, or bcfe, per day, 92% of which is natural gas. The Company is focused on discovering, developing and acquiring onshore natural gas reserves in the U.S. east of the Rocky Mountains. The Company’s most important operating area has historically been in various conventional plays in the Mid-Continent region, which includes Oklahoma, Arkansas, Kansas and the Texas Panhandle. At September 30, 2006, 47% of its proved oil and natural gas reserves were located in the Mid-Continent region. During the past four years, the Company has also built significant positions in various conventional and unconventional plays in the South Texas and Texas Gulf Coast regions, the Permian Basin of West Texas and eastern New Mexico, the Barnett Shale area of North Texas, the Ark-La-Tex area of East Texas and northern Louisiana, the Appalachian Basin in West Virginia, eastern Kentucky, eastern Ohio and southern New York, the Caney and Woodford Shales in southeastern Oklahoma, the Fayetteville Shale in Arkansas, the Barnett and Woodford Shales in West Texas and the Conasauga, Floyd and Chattanooga Shales of Alabama.

The linked share’s SEC file number is 1-13726.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 29, 2001	$9.45	$6.20	$6.80
September 28, 2001	$6.96	$4.50	$5.65
December 31, 2001	$7.58	$5.26	$6.61
March 29, 2002	$7.78	$5.05	$7.74
June 28, 2002	$8.55	$6.81	$7.20
September 30, 2002	$7.25	$4.58	$6.60
December 31, 2002	$8.06	$5.89	$7.74
March 31, 2003	$8.63	$7.27	$7.86
June 30, 2003	$11.45	$7.46	$10.10
September 30, 2003	$10.97	$9.17	$10.78
December 31, 2003	$13.99	$10.67	$13.58
March 31, 2004	$13.98	$11.71	$13.40
June 30, 2004	$15.05	$12.69	$14.72
September 30, 2004	$16.24	$13.69	$15.83
December 31, 2004	$18.31	$15.18	$16.50
March 31, 2005	$23.64	$15.06	$21.94
June 30, 2005	$23.98	$17.85	$22.80
September 30, 2005	$38.98	$22.90	$38.25
December 30, 2005	$40.01	$26.62	$31.73
March 31, 2006	$35.57	$27.80	$31.41
June 30, 2006	$33.75	$26.81	$30.25
September 29, 2006	$33.76	$28.07	$28.98
December 29, 2006	$34.27	$27.92	$29.05
March 30, 2007	$31.83	$27.27	$30.88
May 7, 2007*	$36.22	$30.88	$35.61

*	High, low and closing prices are for the period starting April 2, 2007 and ending May 7, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: CHK

Initial price: $35.61

Protection level: 90.00%

Protection price: $32.05

Physical delivery amount: 28($1,000/Initial price)

Fractional shares: 0.081999

Coupon: 9.00% per annum

Maturity: November 28, 2007

Dividend yield: 0.67% per annum

Coupon amount monthly: $7.50

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (%Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	4.50%	100.34%
+ 90%	4.50%	90.34%
+ 80%	4.50%	80.34%
+ 70%	4.50%	70.34%
+ 60%	4.50%	60.34%
+ 50%	4.50%	50.34%
+ 40%	4.50%	40.34%
+ 30%	4.50%	30.34%
+ 20%	4.50%	20.34%
+ 10%	4.50%	10.34%
+ 5%	4.50%	5.34%
0%	4.50%	0.34%

FWP-21

	Protection Price Ever Breached?
	NO	YES
- 5%	4.50%	-0.50%	-4.66%
- 10%	4.50%	-5.50%	-9.66%
- 20%	N/A	-15.50%	-19.66%
- 30%	N/A	-25.50%	-29.66%
- 40%	N/A	-35.50%	-39.66%
- 50%	N/A	-45.50%	-49.66%
- 60%	N/A	-55.50%	-59.66%
- 70%	N/A	-65.50%	-69.66%
- 80%	N/A	-75.50%	-79.66%
- 90%	N/A	-85.50%	-89.66%
-100%	N/A	-95.50%	-99.66%

FWP-22

COACH, Inc.

According to publicly available information, COACH, Inc. (the “Company”) was founded in 1941 and acquired by Sara Lee Corporation (“Sara Lee”) in 1985. In June 2000, the Company was incorporated in the state of Maryland. In October 2000, the Company was listed on the New York Stock Exchange and sold approximately 68 million shares of common stock. In April 2001, Sara Lee completed a distribution of its remaining ownership in the Company via an exchange offer. The Company has grown from a family-run workshop in a Manhattan loft to a leading American designer and marketer of premium handbags and accessories.

The linked share’s SEC file number is 1-16153.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 29, 2001	$4.96	$2.89	$4.76
September 28, 2001	$5.34	$2.50	$3.31
December 31, 2001	$4.92	$2.79	$4.87
March 29, 2002	$6.67	$4.68	$6.34
June 28, 2002	$7.53	$5.88	$6.86
September 30, 2002	$7.40	$4.33	$6.40
December 31, 2002	$8.91	$5.63	$8.23
March 31, 2003	$10.00	$7.26	$9.58
June 30, 2003	$13.38	$9.23	$12.44
September 30, 2003	$14.91	$12.25	$13.65
December 31, 2003	$20.27	$13.65	$18.88
March 31, 2004	$22.16	$16.88	$20.50
June 30, 2004	$23.05	$19.50	$22.60
September 30, 2004	$23.73	$18.00	$21.21
December 31, 2004	$28.85	$19.58	$28.20
March 31, 2005	$29.98	$25.88	$28.32
June 30, 2005	$34.24	$24.60	$33.57
September 30, 2005	$36.35	$30.11	$31.36
December 30, 2005	$36.84	$28.14	$33.34
March 31, 2006	$37.40	$31.68	$34.58
June 30, 2006	$35.66	$27.62	$29.90
September 29, 2006	$34.99	$25.18	$34.40
December 29, 2006	$44.98	$34.15	$42.96
March 30, 2007	$51.56	$42.50	$50.05
May 7, 2007*	$54.00	$46.81	$48.20

*	High, low and closing prices are for the period starting April 2, 2007 and ending May 7, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: COH

Initial price: $48.20

Protection level: 80.00%

Protection price: $38.56

Physical delivery amount: 20($1,000/Initial price)

Fractional shares: 0.746888

Coupon: 10.00% per annum

Maturity: November 28, 2007

Dividend yield: 0.00% per annum

Coupon amount monthly: $8.33

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)		Investment in the Notes	Direct Investment in the Linked Shares
+100%		5.00%	100.00%
+ 90%		5.00%	90.00%
+ 80%		5.00%	80.00%
+ 70%		5.00%	70.00%
+ 60%		5.00%	60.00%
+ 50%		5.00%	50.00%
+ 40%		5.00%	40.00%
+ 30%		5.00%	30.00%
+ 20%		5.00%	20.00%
+ 10%		5.00%	10.00%
+ 5%		5.00%	5.00%
0%		5.00%	0.00%
		Protection Price Ever Breached?
	NO	YES
- 5%	5.00%	0.00%	-5.00%
- 10%	5.00%	-5.00%	-10.00%
- 20%	5.00%	-15.00%	-20.00%
- 30%	N/A	-25.00%	-30.00%
- 40%	N/A	-35.00%	-40.00%
- 50%	N/A	-45.00%	-50.00%
- 60%	N/A	-55.00%	-60.00%
- 70%	N/A	-65.00%	-70.00%
- 80%	N/A	-75.00%	-80.00%
- 90%	N/A	-85.00%	-90.00%
-100%	N/A	-95.00%	-100.00%

FWP-23

ConocoPhillips

According to publicly available information, ConocoPhillips (the “Company”) is an international, integrated energy company. The Company’s business is organized into six operating segments: (1) Exploration and Production, which primarily explores for, produces and markets crude oil, natural gas, and natural gas liquids on a worldwide basis; (2) Midstream, which gathers, processes and markets natural gas produced by the Company and others, and fractionates and markets natural gas liquids, primarily in the United States and Trinidad; (3) Refining and Marketing, which purchases, refines, markets and transports crude oil and petroleum products, mainly in the United States, Europe and Asia; (4) LUKOIL Investment, which consists of the Company’s equity investment in the ordinary shares of OAO LUKOIL (LUKOIL), an international, integrated oil and gas company headquartered in Russia; (5) Chemicals, which manufactures and markets petrochemicals and plastics on a worldwide basis; and (6) Emerging Businesses, which includes the development of new technologies and business outside the Company’s normal scope of operations.

The linked share’s SEC file number is 001-32395.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 29, 2001	$34.00	$26.40	$28.50
September 28, 2001	$29.93	$25.00	$26.97
December 31, 2001	$30.48	$25.33	$30.13
March 29, 2002	$31.90	$27.65	$31.40
June 28, 2002	$32.05	$27.27	$29.44
September 30, 2002	$29.61	$22.38	$23.12
December 31, 2002	$25.38	$22.03	$24.20
March 31, 2003	$26.93	$22.57	$26.80
June 30, 2003	$27.98	$24.84	$27.40
September 30, 2003	$28.58	$25.72	$27.38
December 31, 2003	$33.02	$27.37	$32.79
March 31, 2004	$35.75	$32.15	$34.91
June 30, 2004	$39.50	$34.29	$38.15
September 30, 2004	$41.68	$35.64	$41.43
December 31, 2004	$45.61	$40.75	$43.42
March 31, 2005	$56.99	$41.40	$53.92
June 30, 2005	$61.35	$47.55	$57.49
September 30, 2005	$71.48	$58.05	$69.91
December 30, 2005	$70.60	$57.06	$58.18
March 31, 2006	$66.24	$58.01	$63.15
June 30, 2006	$72.50	$57.66	$65.53
September 29, 2006	$70.75	$56.55	$59.53
December 29, 2006	$74.89	$54.90	$71.95
March 30, 2007	$71.20	$61.59	$68.35
May 7, 2007*	$71.66	$66.63	$70.34

*	High, low and closing prices are for the period starting April 2, 2007 and ending May 7, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: COP

Initial price: $70.34

Protection level: 85.00%

Protection price: $59.79

Physical delivery amount: 14($1,000/Initial price)

Fractional shares: 0.216662

Coupon: 9.00% per annum

Maturity: November 28, 2007

Dividend yield: 2.12% per annum

Coupon amount monthly: $7.50

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	4.50%	101.06%
+ 90%	4.50%	91.06%
+ 80%	4.50%	81.06%
+ 70%	4.50%	71.06%
+ 60%	4.50%	61.06%
+ 50%	4.50%	51.06%
+ 40%	4.50%	41.06%
+ 30%	4.50%	31.06%
+ 20%	4.50%	21.06%
+ 10%	4.50%	11.06%
+ 5%	4.50%	6.06%
0%	4.50%	1.06%

FWP-24

	Protection Price Ever Breached?
	NO	YES
- 5%	4.50%	-0.50%	-3.94%
- 10%	4.50%	-5.50%	-8.94%
- 20%	N/A	-15.50%	-18.94%
- 30%	N/A	-25.50%	-28.94%
- 40%	N/A	-35.50%	-38.94%
- 50%	N/A	-45.50%	-48.94%
- 60%	N/A	-55.50%	-58.94%
- 70%	N/A	-65.50%	-68.94%
- 80%	N/A	-75.50%	-78.94%
- 90%	N/A	-85.50%	-88.94%
-100%	N/A	-95.50%	-98.94%

FWP-25

Dynegy Inc.

According to publicly available information, Dynegy Inc. (the “Company”) is a holding company that conducts substantially all of its business operations through its subsidiaries. The Company’s current business operations are focused primarily on the power generation sector of the energy industry and its primary business is the production and sale of electric energy, capacity and ancillary services from the Company’s 11,739 MW fleet (20 plants) of owned or leased power generation facilities.

The Company began operations in 1985 and became incorporated in the state of Illinois in 1999 in anticipation of its February 2000 acquisition of Illinova Corporation. The Company’s assets are located in the Midwest, New York, Texas, Nevada and the Southeast. The Company’s diverse power generation facilities generate electricity by burning coal, natural gas or oil. The Company sells electric energy, capacity and ancillary services by various means: (i) primarily through bilateral negotiated contracts with third parties and into regional central markets and (ii) with lesser volumes through structured wholesale over-the-counter markets and directly to end-use customers.

The Company’s principal executive office is located at 1000 Louisiana Street, Suite 5800, Houston, Texas 77002, and its telephone number at that office is (713) 507-6400.

The linked share’s SEC file number is: 1-15659.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 29, 2001	$58.98	$39.75	$46.50
September 28, 2001	$49.53	$29.30	$34.65
December 31, 2001	$47.20	$20.00	$25.50
March 29, 2002	$32.15	$20.12	$29.00
June 28, 2002	$30.30	$5.80	$7.20
September 30, 2002	$7.58	$0.49	$1.16
December 31, 2002	$1.58	$0.60	$1.18
March 31, 2003	$2.75	$1.13	$2.61
June 30, 2003	$5.33	$2.53	$4.20
September 30, 2003	$4.87	$2.81	$3.60
December 31, 2003	$4.43	$3.40	$4.28
March 31, 2004	$5.29	$3.40	$3.96
June 30, 2004	$4.50	$3.67	$4.26
September 30, 2004	$5.05	$3.92	$4.99
December 31, 2004	$6.09	$4.22	$4.62
March 31, 2005	$4.85	$3.52	$3.91
June 30, 2005	$5.14	$3.21	$4.86
September 30, 2005	$5.70	$4.29	$4.71
December 30, 2005	$5.13	$4.06	$4.84
March 31, 2006	$5.80	$4.53	$4.80
June 30, 2006	$5.61	$4.50	$5.47
September 29, 2006	$6.38	$5.01	$5.54
December 29, 2006	$7.32	$5.35	$7.24
March 30, 2007	$9.74	$6.47	$9.26
May 7, 2007*	$10.53	$9.29	$10.35

*	High, low and closing prices are for the period starting April 2, 2007 and ending May 7, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: DYN

Initial price: $10.35

Protection level: 80.00%

Protection price: $8.28

Physical delivery amount: 96($1,000/Initial price)

Fractional shares: 0.618357

Coupon: 9.25% per annum

Maturity: November 28, 2007

Dividend yield: 0.00% per annum

Coupon amount monthly: $7.71

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	4.625%	100.00%
+ 90%	4.625%	90.00%
+ 80%	4.625%	80.00%
+ 70%	4.625%	70.00%
+ 60%	4.625%	60.00%
+ 50%	4.625%	50.00%
+ 40%	4.625%	40.00%
+ 30%	4.625%	30.00%
+ 20%	4.625%	20.00%
+ 10%	4.625%	10.00%
+ 5%	4.625%	5.00%
0%	4.625%	0.00%

FWP-26

	Protection Price Ever Breached?
	NO	YES
- 5%	4.625%	-0.375%	-5.00%
- 10%	4.625%	-5.375%	-10.00%
- 20%	4.625%	-15.375%	-20.00%
- 30%	N/A	-25.375%	-30.00%
- 40%	N/A	-35.375%	-40.00%
- 50%	N/A	-45.375%	-50.00%
- 60%	N/A	-55.375%	-60.00%
- 70%	N/A	-65.375%	-70.00%
- 80%	N/A	-75.375%	-80.00%
- 90%	N/A	-85.375%	-90.00%
-100%	N/A	-95.375%	-100.00%

FWP-27

Express Scripts, Inc.

According to publicly available information, Express Scripts, Inc. (the “Company”) is one of the largest pharmacy benefit management companies in North America, providing a full range of pharmacy benefit management services, including retail drug card programs, home delivery pharmacy services, Specialty services, drug formulary management programs and other clinical management programs for thousands of client groups that include HMOs, health insurers, third-party administrators, employers, union-sponsored benefit plans and government health programs.

The Company’s pharmacy benefit management services include: retail network pharmacy management, home delivery pharmacy services, benefit design consultation, drug utilization review, formulary management programs, disease management and compliance, and therapy management programs for its clients.

Services from the Company’s Specialty and Ancillary Services segment, which consists of the Specialty operations of CuraScript, Inc., and the Company’s Specialty Distribution Services and Phoenix Marketing Group LLC service lines, include: delivery of injectible and infusible biopharmaceutical products to patients’ homes, physician offices, infusion centers, and certain associated patient care services, distribution of pharmaceuticals and medical supplies to providers and clinics, third party logistics services for contracted pharma clients, bio-pharma services including reimbursement and customized logistics solutions, distribution of pharmaceuticals to low-income patients through pharmaceutical manufacturer-sponsored and company-sponsored generic patient assistance programs, distribution of pharmaceuticals requiring special handling or packaging and distribution of sample units to physicians and verification of practitioner licensure.

The Company’s principal executive offices are located at 13900 Riverport Drive, Maryland Heights, Missouri 63043. The telephone number at that location is (314) 770-1666 and the Company’s web site is www.express-scripts.com.

The linked share’s SEC file number is: 0-20199.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 29, 2001	$29.00	$20.38	$27.52
September 28, 2001	$30.73	$22.05	$27.66
December 31, 2001	$30.55	$18.37	$23.38
March 29, 2002	$28.99	$21.10	$28.80
June 28, 2002	$32.95	$23.25	$25.06
September 30, 2002	$28.10	$19.33	$27.26
December 31, 2002	$29.38	$22.92	$24.02
March 31, 2003	$28.75	$23.17	$27.84
June 30, 2003	$37.63	$26.45	$34.16
September 30, 2003	$37.73	$28.83	$30.58
December 31, 2003	$33.70	$26.02	$33.22
March 31, 2004	$38.10	$31.58	$37.30
June 30, 2004	$40.60	$36.42	$39.62
September 30, 2004	$38.95	$29.93	$32.67
December 31, 2004	$39.75	$29.15	$38.22
March 31, 2005	$43.86	$36.54	$43.60
June 30, 2005	$52.50	$42.06	$49.98
September 30, 2005	$62.47	$45.04	$62.20
December 30, 2005	$90.78	$59.40	$83.80
March 31, 2006	$95.00	$82.15	$87.90
June 30, 2006	$88.88	$63.83	$71.74
September 29, 2006	$84.97	$68.81	$75.49
December 29, 2006	$77.80	$58.79	$71.60
March 30, 2007	$85.25	$64.64	$80.72
May 7, 2007*	$98.06	$81.00	$97.40

*	High, low and closing prices are for the period starting April 2, 2007 and ending May 7, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: ESRX

Initial price: $97.40

Protection level: 85.00%

Protection price: $82.79

FWP-28

Physical delivery amount: 10($1,000/Initial price)

Fractional shares: 0.266940

Coupon: 9.50% per annum

Maturity: November 28, 2007

Dividend yield: 0.00% per annum

Coupon amount monthly: $7.92

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)		Investment in the Notes	Direct Investment in the Linked Shares
+100%		4.75%	100.00%
+ 90%		4.75%	90.00%
+ 80%		4.75%	80.00%
+ 70%		4.75%	70.00%
+ 60%		4.75%	60.00%
+ 50%		4.75%	50.00%
+ 40%		4.75%	40.00%
+ 30%		4.75%	30.00%
+ 20%		4.75%	20.00%
+ 10%		4.75%	10.00%
+ 5%		4.75%	5.00%
0%		4.75%	0.00%
		Protection Price Ever Breached?
	NO	YES
- 5%	4.75%	-0.25%	-5.00%
- 10%	4.75%	-5.25%	-10.00%
- 20%	N/A	-15.25%	-20.00%
- 30%	N/A	-25.25%	-30.00%
- 40%	N/A	-35.25%	-40.00%
- 50%	N/A	-45.25%	-50.00%
- 60%	N/A	-55.25%	-60.00%
- 70%	N/A	-65.25%	-70.00%
- 80%	N/A	-75.25%	-80.00%
- 90%	N/A	-85.25%	-90.00%
- 100%	N/A	-95.25%	-100.00%

FWP-29

Freeport-McMoRan Copper & Gold Inc.

According to publicly available information, Freeport-McMoRan Copper & Gold Inc. (the “Company”), through its majority-owned subsidiary, PT Freeport Indonesia, has one of the world’s largest copper and gold mining and production operations in terms of reserves and production. The Company owns approximately 90.64% of PT Freeport Indonesia, and the Government of Indonesia owns the remaining approximate 9.36%. PT Freeport Indonesia mines, processes and explores for ore containing copper, gold and silver. It operates in the remote highlands of the Sudirman Mountain Range in the province of Papua, Indonesia, which is on the western half of the island of New Guinea. PT Freeport Indonesia markets its concentrates containing copper, gold and silver worldwide. The Company has joint ventures covering additional mining areas in Indonesia and has smelting and refining concerns.

On November 19, 2006, the Company and Phelps Dodge Corporation announced that they had signed a definitive merger agreement whereby the Company will acquire Phelps Dodge for approximately $25.9 billion in cash and stock, based on the Company’s closing stock price on November 17, 2006, creating one of the largest publicly traded copper companies. Completion of the transaction is subject to a number of conditions, including receipt of the Company and Phelps Dodge stockholder approval.

The linked share’s SEC file number is 1-9916.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 29, 2001	$17.15	$11.05	$11.05
September 28, 2001	$12.98	$10.23	$10.99
December 31, 2001	$14.23	$9.40	$13.39
March 29, 2002	$17.80	$13.06	$17.62
June 28, 2002	$20.83	$16.60	$17.85
September 30, 2002	$18.50	$11.80	$13.46
December 31, 2002	$16.96	$9.95	$16.78
March 31, 2003	$19.30	$16.01	$17.05
June 30, 2003	$25.67	$16.72	$24.50
September 30, 2003	$34.57	$23.45	$33.10
December 31, 2003	$46.74	$32.75	$42.13
March 31, 2004	$44.90	$35.10	$39.09
June 30, 2004	$39.85	$27.92	$33.15
September 30, 2004	$42.13	$31.54	$40.50
December 31, 2004	$42.55	$33.98	$38.23
March 31, 2005	$43.90	$35.12	$39.61
June 30, 2005	$40.31	$31.52	$37.44
September 30, 2005	$49.48	$37.12	$48.59
December 30, 2005	$56.35	$43.80	$53.80
March 31, 2006	$64.99	$47.11	$59.77
June 30, 2006	$72.20	$43.10	$55.41
September 29, 2006	$62.29	$47.58	$53.26
December 29, 2006	$63.70	$47.60	$55.73
March 30, 2007	$67.19	$48.98	$66.19
May 7, 2007*	$73.45	$65.62	$72.15

*	High, low and closing prices are for the period starting April 2, 2007 and ending May 7, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: FCX

Initial price: $72.15

Protection level: 80.00%

Protection price: $57.72

Physical delivery amount: 13($1,000/Initial price)

Fractional shares: 0.860014

Coupon: 13.40% per annum

Maturity: November 28, 2007

Dividend yield: 5.89% per annum

Coupon amount monthly: $11.17

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	6.70%	102.95%
+ 90%	6.70%	92.95%
+ 80%	6.70%	82.95%
+ 70%	6.70%	72.95%
+ 60%	6.70%	62.95%
+ 50%	6.70%	52.95%
+ 40%	6.70%	42.95%
+ 30%	6.70%	32.95%
+ 20%	6.70%	22.95%
+ 10%	6.70%	12.95%
+ 5%	6.70%	7.95%
0%	6.70%	2.95%

FWP-30

	Protection Price Ever Breached?
	NO	YES
- 5%	6.70%	1.70%	-2.05%
- 10%	6.70%	-3.30%	-7.05%
- 20%	6.70%	-13.30%	-17.05%
- 30%	N/A	-23.30%	-27.05%
- 40%	N/A	-33.30%	-37.05%
- 50%	N/A	-43.30%	-47.05%
- 60%	N/A	-53.30%	-57.05%
- 70%	N/A	-63.30%	-67.05%
- 80%	N/A	-73.30%	-77.05%
- 90%	N/A	-83.30%	-87.05%
-100%	N/A	-93.30%	-97.05%

FWP-31

Corning Incorporated

According to publicly available information, Corning Incorporated (the “Company”) traces its origins to a glass business established in 1851. The present corporation was incorporated in the State of New York in December 1936, and its name was changed from Corning Glass Works to Corning Incorporated on April 28, 1989. The Company is a global, technology-based corporation that operates in four reportable business segments: Display Technologies, Telecommunications, Environmental Technologies and Life Sciences. The Display Technologies segment manufactures glass substrates for active matrix liquid crystal displays (“LCDs”), that are used primarily in notebook computers, flat panel desktop monitors, and LCD televisions. The Telecommunications segment produces optical fiber and cable, and hardware and equipment products for the worldwide telecommunications industry. The Company’s environmental products include ceramic technologies and solutions for emissions and pollution control in mobile and stationary applications around the world, including gasoline and diesel substrate and filter products. Life Sciences laboratory products include microplate products, coated slides, filter plates for genomics sample preparation, plastic cell culture dishes, flasks, cryogenic vials, roller bottles, mass cell culture products, liquid handling instruments, Pyrex® glass beakers, pipettors, serological pipettes, centrifuge tubes and laboratory filtration products.

The linked share’s SEC file number is 1-3247.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 29, 2001	$27.45	$12.60	$16.71
September 28, 2001	$17.08	$8.24	$8.82
December 31, 2001	$10.90	$6.92	$8.92
March 29, 2002	$11.15	$6.14	$7.62
June 28, 2002	$7.95	$2.80	$3.55
September 30, 2002	$4.23	$1.36	$1.60
December 31, 2002	$5.00	$1.10	$3.31
March 31, 2003	$6.30	$3.34	$5.84
June 30, 2003	$8.49	$5.27	$7.39
September 30, 2003	$10.06	$7.15	$9.42
December 31, 2003	$12.31	$9.23	$10.43
March 31, 2004	$13.89	$10.15	$11.18
June 30, 2004	$13.17	$10.08	$13.06
September 30, 2004	$13.03	$9.30	$11.08
December 31, 2004	$12.96	$10.17	$11.77
March 31, 2005	$12.40	$10.61	$11.13
June 30, 2005	$17.08	$10.98	$16.62
September 30, 2005	$21.95	$16.04	$19.33
December 30, 2005	$21.60	$16.70	$19.66
March 31, 2006	$28.27	$19.35	$26.91
June 30, 2006	$29.60	$20.39	$24.19
September 29, 2006	$24.90	$17.54	$24.41
December 29, 2006	$25.57	$18.63	$18.71
March 30, 2007	$23.33	$18.16	$22.74
May 7, 2007*	$25.53	$22.45	$23.86

*	High, low and closing prices are for the period starting April 2, 2007 and ending May 7, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: GLW

Initial price: $23.86

Protection level: 80.00%

Protection price: $19.09

Physical delivery amount: 41($1,000/Initial price)

Fractional shares: 0.911148

Coupon: 11.50% per annum

Maturity: November 28, 2007

Dividend yield: 0.00% per annum

Coupon amount monthly: $9.58

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	5.75%	100.00%
+ 90%	5.75%	90.00%
+ 80%	5.75%	80.00%
+ 70%	5.75%	70.00%
+ 60%	5.75%	60.00%
+ 50%	5.75%	50.00%
+ 40%	5.75%	40.00%
+ 30%	5.75%	30.00%
+ 20%	5.75%	20.00%
+ 10%	5.75%	10.00%
+ 5%	5.75%	5.00%
0%	5.75%	0.00%

FWP-32

	Protection Price Ever Breached?
	NO	YES
- 5%	5.75%	0.75%	-5.00%
- 10%	5.75%	-4.25%	-10.00%
- 20%	5.75%	-14.25%	-20.00%
- 30%	N/A	-24.25%	-30.00%
- 40%	N/A	-34.25%	-40.00%
- 50%	N/A	-44.25%	-50.00%
- 60%	N/A	-54.25%	-60.00%
- 70%	N/A	-64.25%	-70.00%
- 80%	N/A	-74.25%	-80.00%
- 90%	N/A	-84.25%	-90.00%
-100%	N/A	-94.25%	-100.00%

FWP-33

JetBlue Airways Corporation

According to publicly available information, Jetblue Airways Corporation (the “Company”) is a low-cost passenger airline that provides high-quality customer service at low fares primarily on point-to-point routes. As of February 14, 2007, the Company operated a total of 502 daily flights. The Company currently serves 50 destinations in 21 states, Puerto Rico, Mexico and the Caribbean. For the year ended December 31, 2006, the Company was the 8th largest passenger carrier in the United States based on revenue passenger miles.

The linked share’s SEC file number is 000-49728.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 29, 2001	NA	NA	NA
September 28, 2001	NA	NA	NA
December 31, 2001	NA	NA	NA
March 29, 2002	NA	NA	NA
June 28, 2002	$16.34	$11.10	$13.50
September 30, 2002	$14.39	$10.67	$11.95
December 31, 2002	$12.59	$8.81	$12.00
March 31, 2003	$13.32	$10.29	$12.32
June 30, 2003	$19.02	$12.11	$18.80
September 30, 2003	$27.82	$18.36	$27.10
December 31, 2003	$31.43	$16.97	$17.68
March 31, 2004	$19.58	$13.53	$16.86
June 30, 2004	$20.66	$16.01	$19.59
September 30, 2004	$19.58	$13.40	$13.95
December 31, 2004	$17.54	$13.25	$15.48
March 31, 2005	$15.64	$11.37	$12.69
June 30, 2005	$15.63	$12.04	$13.63
September 30, 2005	$15.23	$11.39	$11.73
December 30, 2005	$16.85	$11.34	$15.38
March 31, 2006	$14.91	$9.65	$10.72
June 30, 2006	$12.92	$8.93	$12.14
September 29, 2006	$12.65	$9.23	$9.27
December 29, 2006	$15.60	$9.15	$14.20
March 30, 2007	$17.02	$11.33	$11.51
May 7, 2007*	$12.08	$9.72	$10.47

*	High, low and closing prices are for the period starting April 2, 2007 and ending May 7, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: JBLU

Initial price: $10.47

Protection level: 75.00%

Protection price: $7.85

Physical delivery amount: 95($1,000/Initial price)

Fractional shares: 0.510984

Coupon: 16.00% per annum

Maturity: November 28, 2007

Dividend yield: 0.00% per annum

Coupon amount monthly: $13.33

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	8.00%	100.00%
+ 90%	8.00%	90.00%
+ 80%	8.00%	80.00%
+ 70%	8.00%	70.00%
+ 60%	8.00%	60.00%
+ 50%	8.00%	50.00%
+ 40%	8.00%	40.00%
+ 30%	8.00%	30.00%
+ 20%	8.00%	20.00%
+ 10%	8.00%	10.00%
+ 5%	8.00%	5.00%
0%	8.00%	0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	8.00%	3.00%	-5.00%
- 10%	8.00%	-2.00%	-10.00%
- 20%	8.00%	-12.00%	-20.00%
- 30%	N/A	-22.00%	-30.00%
- 40%	N/A	-32.00%	-40.00%
- 50%	N/A	-42.00%	-50.00%
- 60%	N/A	-52.00%	-60.00%
- 70%	N/A	-62.00%	-70.00%
- 80%	N/A	-72.00%	-80.00%
- 90%	N/A	-82.00%	-90.00%
-100%	N/A	-92.00%	-100.00%

FWP-34

J.C. Penney Company, Inc.

According to publicly available information, J. C. Penney Company, Inc. (the “Company”) is a holding company whose principal operating subsidiary is J. C. Penney Corporation, Inc. J. C. Penney Corporation, Inc. was incorporated in Delaware in 1924, and the Company was incorporated in Delaware in 2002, when the holding company structure was implemented. The holding company has no independent assets or operations, and no direct subsidiaries other than J. C. Penney Corporation, Inc.

Since it was founded by James Cash Penney in 1902, the Company has grown to be a major retailer, operating 1,033 JCPenney department stores in 49 states and Puerto Rico as of February 3, 2007. The Company’s business consists of selling merchandise and services to consumers through its department stores and Direct (Internet/catalog) channels. Department stores and Direct generally serve the same type of customers and provide virtually the same mix of merchandise, and department stores accept returns from sales made in stores, via the Internet and through catalogs. The Company markets family apparel, jewelry, shoes, accessories and home furnishings. In addition, the department stores provide customers with services such as salon, optical, portrait photography and custom decorating.

The linked share’s SEC file number is: 001-15274.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 29, 2001	$26.45	$14.80	$26.36
September 28, 2001	$29.50	$18.65	$21.90
December 31, 2001	$27.88	$21.18	$26.90
March 29, 2002	$27.75	$18.85	$20.71
June 28, 2002	$25.70	$19.12	$22.02
September 30, 2002	$21.81	$14.51	$15.92
December 31, 2002	$25.50	$14.07	$23.01
March 31, 2003	$24.60	$17.56	$19.64
June 30, 2003	$20.95	$16.34	$16.85
September 30, 2003	$23.13	$16.16	$21.37
December 31, 2003	$26.42	$21.45	$26.28
March 31, 2004	$34.94	$25.29	$34.78
June 30, 2004	$39.23	$31.10	$37.76
September 30, 2004	$41.31	$34.95	$35.28
December 31, 2004	$41.82	$34.03	$41.40
March 31, 2005	$53.40	$40.26	$51.92
June 30, 2005	$53.71	$43.80	$52.58
September 30, 2005	$57.99	$45.28	$47.42
December 30, 2005	$56.99	$44.16	$55.60
March 31, 2006	$63.14	$54.20	$60.41
June 30, 2006	$68.78	$57.44	$67.51
September 29, 2006	$69.49	$61.22	$68.39
December 29, 2006	$82.45	$67.60	$77.36
March 30, 2007	$87.18	$75.23	$82.16
May 7, 2007*	$84.70	$78.21	$79.66

*	High, low and closing prices are for the period starting April 2, 2007 and ending May 7, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: JCP

Initial price: $79.66

Protection level: 85.00%

Protection price: $67.71

Physical delivery amount: 12($1,000/Initial price)

Fractional shares: 0.553352

Coupon: 9.25% per annum

Maturity: November 28, 2007

Dividend yield: 0.93% per annum

Coupon amount monthly: $7.71

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	4.625%	100.47%
+ 90%	4.625%	90.47%
+ 80%	4.625%	80.47%
+ 70%	4.625%	70.47%
+ 60%	4.625%	60.47%
+ 50%	4.625%	50.47%
+ 40%	4.625%	40.47%
+ 30%	4.625%	30.47%
+ 20%	4.625%	20.47%
+ 10%	4.625%	10.47%
+ 5%	4.625%	5.47%
0%	4.625%	0.47%

FWP-35

	Protection Price Ever Breached?
	NO	YES
- 5%	4.625%	-0.375%	-4.53%
- 10%	4.625%	-5.375%	-9.53%
- 20%	N/A	-15.375%	-19.53%
- 30%	N/A	-25.375%	-29.53%
- 40%	N/A	-35.375%	-39.53%
- 50%	N/A	-45.375%	-49.53%
- 60%	N/A	-55.375%	-59.53%
- 70%	N/A	-65.375%	-69.53%
- 80%	N/A	-75.375%	-79.53%
- 90%	N/A	-85.375%	-89.53%
-100%	N/A	-95.375%	-99.53%

FWP-36

Lowe’s Companies, Inc.

According to publicly available information, Lowe’s Companies, Inc. (the “Company”) and its subsidiaries, is a Fortune 50 company and the world’s second largest home improvement retailer, with specific emphasis on retail do-it-yourself customers and do-it-for-me customers who utilize its installation services, and Commercial Business Customers. The Company offers a complete line of products and services for home decorating, maintenance, repair, remodeling, and property maintenance. As of February 2, 2007, the Company operated 1,385 stores in 49 states, with 157 million square feet of retail selling space.

The linked share’s SEC file number is: 1-7898.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 29, 2001	$19.93	$13.08	$18.14
September 28, 2001	$19.80	$12.75	$15.83
December 31, 2001	$24.44	$15.00	$23.21
March 29, 2002	$23.89	$20.08	$21.75
June 28, 2002	$25.00	$20.65	$22.70
September 30, 2002	$23.22	$16.25	$20.70
December 31, 2002	$22.41	$18.25	$18.75
March 31, 2003	$21.34	$16.70	$20.41
June 30, 2003	$23.22	$19.15	$21.48
September 30, 2003	$27.95	$20.91	$25.95
December 31, 2003	$30.21	$26.00	$27.70
March 31, 2004	$29.33	$25.38	$28.07
June 30, 2004	$28.13	$24.06	$26.28
September 30, 2004	$27.50	$22.95	$27.18
December 31, 2004	$30.27	$26.95	$28.80
March 31, 2005	$29.99	$27.54	$28.55
June 30, 2005	$30.00	$25.36	$29.11
September 30, 2005	$34.46	$28.62	$32.20
December 30, 2005	$34.85	$28.92	$33.33
March 31, 2006	$34.82	$30.60	$32.22
June 30, 2006	$33.48	$29.58	$30.34
September 29, 2006	$30.85	$26.15	$28.06
December 29, 2006	$31.98	$27.85	$31.15
March 30, 2007	$35.74	$29.87	$31.49
May 7, 2007*	$32.23	$30.35	$30.69

*	High, low and closing prices are for the period starting April 2, 2007 and ending May 7, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: LOW

Initial price: $30.69

Protection level: 85.00%

Protection price: $26.09

Physical delivery amount: 32($1,000/Initial price)

Fractional shares: 0.583904

Coupon: 9.00% per annum

Maturity: November 28, 2007

Dividend yield: 0.65% per annum

Coupon amount monthly: $7.50

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	4.50%	100.33%
+ 90%	4.50%	90.33%
+ 80%	4.50%	80.33%
+ 70%	4.50%	70.33%
+ 60%	4.50%	60.33%
+ 50%	4.50%	50.33%
+ 40%	4.50%	40.33%
+ 30%	4.50%	30.33%
+ 20%	4.50%	20.33%
+ 10%	4.50%	10.33%
+ 5%	4.50%	5.33%
0%	4.50%	0.33%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.50%	-0.50%	-4.67%
- 10%	4.50%	-5.50%	-9.67%
- 20%	N/A	-15.50%	-19.67%
- 30%	N/A	-25.50%	-29.67%
- 40%	N/A	-35.50%	-39.67%
- 50%	N/A	-45.50%	-49.67%
- 60%	N/A	-55.50%	-59.67%
- 70%	N/A	-65.50%	-69.67%
- 80%	N/A	-75.50%	-79.67%
- 90%	N/A	-85.50%	-89.67%
-100%	N/A	-95.50%	-99.67%

FWP-37

Limited Brands, Inc.

According to publicly available information, Limited Brands, Inc. (the “Company”) operates in the highly competitive specialty retail business. The Company’s stores are located primarily in the United States but it also has international operations. The Company sells women’s intimate apparel, personal care and beauty products, women’s and men’s apparel and accessories. The Company sells merchandise at its retail stores, which are primarily mall-based, and through e-commerce and catalogue direct response channels. As of February 3, 2007, the Company conducted its business in three primary segments: Victoria’s Secret, Bath & Body Works and Apparel.

The Victoria’s Secret segment sells women’s intimate and other apparel, personal care and beauty products and accessories marketed under the Victoria’s Secret and La Senza brand names. Victoria’s Secret merchandise is sold through retail stores and direct response channels (e-commerce and catalogue). In January 2007, the Company completed its acquisition of La Senza Corporation (“La Senza”) for $600 million. La Senza is a Canadian specialty retailer offering lingerie and sleepwear as well as apparel for girls in the 7-14 year age group. The Victoria’s Secret segment had net sales of $5.139 billion in 2006 and operated 1,003 stores in the United States and 323 stores in Canada.

The Bath & Body Works segment sells personal care, beauty and home fragrance products marketed under the Bath & Body Works, C.O. Bigelow and White Barn Candle Company brand names in addition to third-party brands. Bath & Body Works merchandise is sold at retail stores, through its e-commerce site, www.bathandbodyworks.com, and catalogue. Bath & Body Works, which also operates C.O. Bigelow and the White Barn Candle Company stores, had net sales of $2.556 billion in 2006 and operated 1,546 stores nationwide.

The Apparel segment sells women’s and men’s apparel through Express and Limited Stores. Express is a specialty retailer positioned as a young, sexy and sophisticated brand for both work and casual wear among fashion forward women and men. Express had net sales of $1.749 billion in 2006 and operated 658 stores nationwide. Limited Stores is a mall-based specialty store retailer focused on sophisticated sportswear for modern American women. Limited Stores had net sales of $493 million in 2006 and operated 260 stores nationwide.

The linked share’s SEC file number is: 1-8344.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 29, 2001	$17.50	$14.61	$16.52
September 28, 2001	$17.63	$9.00	$9.50
December 31, 2001	$15.15	$9.22	$14.72
March 29, 2002	$18.98	$14.90	$17.90
June 28, 2002	$22.34	$15.95	$21.30
September 30, 2002	$21.58	$13.35	$14.34
December 31, 2002	$18.50	$12.53	$13.93
March 31, 2003	$14.31	$10.88	$12.87
June 30, 2003	$16.50	$12.50	$15.50
September 30, 2003	$17.44	$14.82	$15.08
December 31, 2003	$18.46	$15.12	$18.03
March 31, 2004	$20.70	$17.38	$20.00
June 30, 2004	$21.65	$18.34	$18.70
September 30, 2004	$22.34	$18.55	$22.29
December 31, 2004	$27.89	$21.41	$23.02
March 31, 2005	$25.26	$22.03	$24.30
June 30, 2005	$24.97	$19.60	$21.42
September 30, 2005	$25.50	$18.96	$20.43
December 30, 2005	$23.41	$18.81	$22.35
March 31, 2006	$24.90	$21.62	$24.46
June 30, 2006	$28.48	$23.99	$25.59
September 29, 2006	$27.86	$23.54	$26.49
December 29, 2006	$32.60	$26.33	$28.94
March 30, 2007	$30.03	$24.87	$26.06
May 7, 2007*	$29.58	$25.60	$28.33

*	High, low and closing prices are for the period starting April 2, 2007 and ending May 7, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

FWP-38

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: LTD

Initial price: $28.33

Protection level: 85.00%

Protection price: $24.08

Physical delivery amount: 35($1,000/Initial price)

Fractional shares: 0.298270

Coupon: 11.00% per annum

Maturity: November 28, 2007

Dividend yield: 2.12% per annum

Coupon amount monthly: $9.17

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	5.50%	101.06%
+ 90%	5.50%	91.06%
+ 80%	5.50%	81.06%
+ 70%	5.50%	71.06%
+ 60%	5.50%	61.06%
+ 50%	5.50%	51.06%
+ 40%	5.50%	41.06%
+ 30%	5.50%	31.06%
+ 20%	5.50%	21.06%
+ 10%	5.50%	11.06%
+ 5%	5.50%	6.06%
0%	5.50%	1.06%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.50%	0.50%	-3.94%
- 10%	5.50%	-4.50%	-8.94%
- 20%	5.50%	-14.50%	-18.94%
- 30%	N/A	-24.50%	-28.94%
- 40%	N/A	-34.50%	-38.94%
- 50%	N/A	-44.50%	-48.94%
- 60%	N/A	-54.50%	-58.94%
- 70%	N/A	-64.50%	-68.94%
- 80%	N/A	-74.50%	-78.94%
- 90%	N/A	-84.50%	-88.94%
-100%	N/A	-94.50%	-98.94%

FWP-39

Morgan Stanley

According to publicly available information, Morgan Stanley (the “Company”) is a global financial services firm that, through its subsidiaries and affiliates, provides its products and services to a large and diversified group of clients and customers, including corporations, governments, financial institutions and individuals. The Company was originally incorporated under the laws of the State of Delaware in 1981, and its predecessor companies date back to 1924. The Company conducts its business from its headquarters in and around New York City, its regional offices and branches throughout the U.S. and its principal offices in London, Tokyo, Hong Kong and other world financial centers. At November 30, 2006, the Company had 55,310 employees worldwide.

The Company is a global financial services firm that maintains significant market positions in each of its business segments—Institutional Securities, Global Wealth Management Group, Asset Management and Discover

The linked share’s SEC file number is 1-11758.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 29, 2001	$75.23	$44.10	$64.23
September 28, 2001	$64.83	$36.00	$46.35
December 31, 2001	$59.60	$45.16	$55.94
March 29, 2002	$60.00	$45.90	$57.31
June 28, 2002	$57.29	$39.82	$43.08
September 30, 2002	$46.48	$32.70	$33.88
December 31, 2002	$46.83	$28.85	$39.92
March 31, 2003	$44.38	$32.46	$38.35
June 30, 2003	$50.35	$38.40	$42.75
September 30, 2003	$53.10	$42.42	$50.46
December 31, 2003	$58.78	$50.72	$57.87
March 31, 2004	$62.83	$55.70	$57.30
June 30, 2004	$58.50	$50.23	$52.77
September 30, 2004	$53.19	$46.54	$49.30
December 31, 2004	$55.96	$47.27	$55.52
March 31, 2005	$60.51	$53.53	$57.25
June 30, 2005	$60.00	$47.67	$52.47
September 30, 2005	$54.60	$50.19	$53.94
December 30, 2005	$58.67	$50.79	$56.74
March 31, 2006	$64.23	$56.74	$62.82
June 30, 2006	$66.00	$54.55	$63.21
September 29, 2006	$73.65	$60.18	$72.91
December 29, 2006	$83.40	$72.55	$81.43
March 30, 2007	$84.66	$70.93	$78.76
May 7, 2007*	$87.44	$77.26	$85.98

*	High, low and closing prices are for the period starting April 2, 2007 and ending May 7, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: MS

Initial price: $85.98

Protection level: 90.00%

Protection price: $77.38

Physical delivery amount: 11($1,000/Initial price)

Fractional shares: 0.630612

Coupon: 9.00% per annum

Maturity: November 28, 2007

Dividend yield: 1.26% per annum

Coupon amount monthly: $7.50

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	4.50%	100.63%
+ 90%	4.50%	90.63%
+ 80%	4.50%	80.63%
+ 70%	4.50%	70.63%
+ 60%	4.50%	60.63%
+ 50%	4.50%	50.63%
+ 40%	4.50%	40.63%
+ 30%	4.50%	30.63%
+ 20%	4.50%	20.63%
+ 10%	4.50%	10.63%
+ 5%	4.50%	5.63%
0%	4.50%	0.63%

FWP-40

	Protection Price Ever Breached?
	NO	YES
- 5%	4.50%	-0.50%	-4.37%
- 10%	4.50%	-5.50%	-9.37%
- 20%	N/A	-15.50%	-19.37%
- 30%	N/A	-25.50%	-29.37%
- 40%	N/A	-35.50%	-39.37%
- 50%	N/A	-45.50%	-49.37%
- 60%	N/A	-55.50%	-59.37%
- 70%	N/A	-65.50%	-69.37%
- 80%	N/A	-75.50%	-79.37%
- 90%	N/A	-85.50%	-89.37%
-100%	N/A	-95.50%	-99.37%

FWP-41

Medco Health Solutions, Inc.

Accordingly to publicly available information, Medco Health Solutions Inc. (the “Company”) is the nation’s leading pharmacy benefit manager based on net revenues. It provides sophisticated traditional and specialty prescription drug benefit programs and services for clients, members of client-funded benefit plans or those served by the Medicare Part D Prescription Drug Program, and individual patients. Its business model requires collaboration with retail pharmacies, physicians, the Centers for Medicare & Medicaid Services for Medicare Part D, and particularly in specialty pharmacy, collaboration with state Medicaid agencies, and other payors such as insurers. The Company’s programs and services help control the cost and enhance the quality of prescription drug benefits. The Company accomplishes this by providing pharmacy benefit management services through its national networks of retail pharmacies and our own mail-order pharmacies, as well as through its specialty pharmacy operation, Accredo Health Group.

The linked share’s SEC file number is 001-31312.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 29, 2001	NA	NA	NA
September 28, 2001	NA	NA	NA
December 31, 2001	NA	NA	NA
March 29, 2002	NA	NA	NA
June 28, 2002	NA	NA	NA
September 30, 2002	NA	NA	NA
December 31, 2002	NA	NA	NA
March 31, 2003	NA	NA	NA
June 30, 2003	NA	NA	NA
September 30, 2003	$27.70	$20.20	$25.93
December 31, 2003	$38.00	$25.60	$33.99
March 31, 2004	$39.20	$30.90	$34.00
June 30, 2004	$38.00	$32.20	$37.50
September 30, 2004	$37.15	$29.41	$30.90
December 31, 2004	$41.90	$30.62	$41.60
March 31, 2005	$50.18	$40.55	$49.57
June 30, 2005	$55.00	$48.25	$53.36
September 30, 2005	$55.00	$47.25	$54.83
December 30, 2005	$57.95	$46.40	$55.80
March 31, 2006	$60.64	$52.50	$57.22
June 30, 2006	$57.88	$50.10	$57.28
September 29, 2006	$64.13	$56.20	$60.11
December 29, 2006	$60.63	$47.08	$53.44
March 30, 2007	$72.65	$52.52	$72.53
May 7, 2007*	$80.55	$70.23	$74.85

*	High, low and closing prices are for the period starting April 2, 2007 and ending May 7, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: MHS

Initial price: $74.85

Protection level: 85.00%

Protection price: $63.62

Physical delivery amount: 13($1,000/Initial price)

Fractional shares: 0.360053

Coupon: 9.50% per annum

Maturity: November 28, 2007

Dividend yield: 0.00% per annum

Coupon amount monthly: $7.92

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	4.75%	100.00%
+ 90%	4.75%	90.00%
+ 80%	4.75%	80.00%
+ 70%	4.75%	70.00%
+ 60%	4.75%	60.00%
+ 50%	4.75%	50.00%
+ 40%	4.75%	40.00%
+ 30%	4.75%	30.00%
+ 20%	4.75%	20.00%
+ 10%	4.75%	10.00%
+ 5%	4.75%	5.00%
0%	4.75%	0.00%

FWP-42

	Protection Price Ever Breached?
	NO	YES
- 5%	4.75%	-0.25%	-5.00%
- 10%	4.75%	-5.25%	-10.00%
- 20%	N/A	-15.25%	-20.00%
- 30%	N/A	-25.25%	-30.00%
- 40%	N/A	-35.25%	-40.00%
- 50%	N/A	-45.25%	-50.00%
- 60%	N/A	-55.25%	-60.00%
- 70%	N/A	-65.25%	-70.00%
- 80%	N/A	-75.25%	-80.00%
- 90%	N/A	-85.25%	-90.00%
-100%	N/A	-95.25%	-100.00%

FWP-43

Motorola, Inc.

According to publicly available information, Motorola, Inc. (the “Company”) is a corporation organized under the laws of the State of Delaware as the successor to an Illinois corporation organized in 1928. The Company builds, markets and sells products, services and applications that make connections to people, information and entertainment possible through broadband, embedded systems and wireless networks

The linked share’s SEC file number is 1-7221.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 29, 2001	$15.22	$9.40	$14.82
September 28, 2001	$17.44	$12.07	$13.96
December 31, 2001	$16.85	$12.75	$13.44
March 29, 2002	$14.54	$9.40	$12.71
June 28, 2002	$15.32	$11.77	$12.91
September 30, 2002	$13.83	$8.78	$9.11
December 31, 2002	$10.96	$6.53	$7.74
March 31, 2003	$9.02	$6.87	$7.39
June 30, 2003	$8.77	$6.79	$8.44
September 30, 2003	$11.39	$7.77	$10.71
December 31, 2003	$12.76	$10.61	$12.59
March 31, 2004	$16.92	$12.71	$15.75
June 30, 2004	$18.68	$14.49	$16.33
September 30, 2004	$16.46	$12.38	$16.15
December 31, 2004	$18.65	$14.63	$17.20
March 31, 2005	$17.52	$14.69	$14.97
June 30, 2005	$19.23	$14.49	$18.26
September 30, 2005	$23.99	$18.05	$22.09
December 30, 2005	$24.98	$19.50	$22.59
March 31, 2006	$24.67	$20.22	$22.91
June 30, 2006	$24.24	$19.01	$20.15
September 29, 2006	$25.55	$18.66	$25.00
December 29, 2006	$26.30	$20.17	$20.56
March 30, 2007	$20.91	$17.45	$17.67
May 7, 2007*	$18.44	$17.32	$18.08

*	High, low and closing prices are for the period starting April 2, 2007 and ending May 7, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: MOT

Initial price: $18.08

Protection level: 90.00%

Protection price: $16.27

Physical delivery amount: 55($1,000/Initial price)

Fractional shares: 0.309735

Coupon: 10.25% per annum

Maturity: November 28, 2007

Dividend yield: 1.11% per annum

Coupon amount monthly: $8.54

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+ 100%	5.125%	100.56%
+ 90%	5.125%	90.56%
+ 80%	5.125%	80.56%
+ 70%	5.125%	70.56%
+ 60%	5.125%	60.56%
+ 50%	5.125%	50.56%
+ 40%	5.125%	40.56%
+ 30%	5.125%	30.56%
+ 20%	5.125%	20.56%
+ 10%	5.125%	10.56%
+ 5%	5.125%	5.56%
0%	5.125%	0.56%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.125%	0.125%	-4.44%
- 10%	5.125%	-4.875%	-9.44%
- 20%	N/A	-14.875%	-19.44%
- 30%	N/A	-24.875%	-29.44%
- 40%	N/A	-34.875%	-39.44%
- 50%	N/A	-44.875%	-49.44%
- 60%	N/A	-54.875%	-59.44%
- 70%	N/A	-64.875%	-69.44%
- 80%	N/A	-74.875%	-79.44%
- 90%	N/A	-84.875%	-89.44%
-100%	N/A	-94.875%	-99.44%

FWP-44

Micron Technology, Inc.

According to publicly available information, Micron Technology, Inc. (the “Company) is a global manufacturer and marketer of semiconductor devices, principally DRAM and NAND Flash memory and CMOS image sensors. The Company operates in two segments, Memory and Imaging. The Memory segment’s primary products are DRAM and NAND Flash, which are key components used in a broad array of electronic applications, including personal computers, workstations, network servers, mobile phones, flash memory cards, USB storage devices, MP3 players and other consumer electronics products. The Company sells primarily to original equipment manufacturers, distributors and retailers located around the world. The Imaging segment’s primary products are CMOS image sensors, which are key components used in a broad array of electronic applications, including mobile phones, digital still cameras, webcams and other consumer, security and automotive applications. The Company’s primary customers are camera module integrators located around the world.

The linked share’s SEC file number is 1-10658.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 29, 2001	$49.40	$33.75	$41.10
September 28, 2001	$44.99	$16.39	$18.83
December 31, 2001	$34.00	$17.20	$31.00
March 29, 2002	$39.50	$29.51	$32.90
June 28, 2002	$34.00	$17.10	$20.22
September 30, 2002	$25.13	$12.20	$12.37
December 31, 2002	$18.00	$9.50	$9.74
March 31, 2003	$11.05	$6.60	$8.14
June 30, 2003	$13.89	$8.01	$11.63
September 30, 2003	$15.55	$11.33	$13.42
December 31, 2003	$15.08	$11.30	$13.47
March 31, 2004	$17.02	$13.64	$16.71
June 30, 2004	$18.25	$13.21	$15.31
September 30, 2004	$15.30	$10.89	$12.03
December 31, 2004	$12.81	$10.95	$12.35
March 31, 2005	$12.42	$10.04	$10.34
June 30, 2005	$11.17	$9.32	$10.21
September 30, 2005	$13.46	$10.11	$13.30
December 30, 2005	$14.82	$12.37	$13.31
March 31, 2006	$17.15	$13.36	$14.72
June 30, 2006	$17.49	$14.80	$15.06
September 29, 2006	$18.65	$14.00	$17.40
December 29, 2006	$18.15	$13.12	$13.96
March 30, 2007	$14.31	$11.22	$12.08
May 7, 2007*	$12.25	$10.88	$11.96

*	High, low and closing prices are for the period starting April 2, 2007 and ending May 7, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: MU

Initial price: $11.96

Protection level: 80.00%

Protection price: $9.57

Physical delivery amount: 83($1,000/Initial price)

Fractional shares: 0.612040

Coupon: 10.50% per annum

Maturity: November 28, 2007

Dividend yield: 0.00% per annum

Coupon amount monthly: $8.75

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	5.25%	100.00%
+ 90%	5.25%	90.00%
+ 80%	5.25%	80.00%
+ 70%	5.25%	70.00%
+ 60%	5.25%	60.00%
+ 50%	5.25%	50.00%
+ 40%	5.25%	40.00%
+ 30%	5.25%	30.00%
+ 20%	5.25%	20.00%
+ 10%	5.25%	10.00%
+ 5%	5.25%	5.00%
0%	5.25%	0.00%

FWP-45

	Protection Price Ever Breached?
	NO	YES
- 5%	5.25%	0.25%	-5.00%
- 10%	5.25%	-4.75%	-10.00%
- 20%	5.25%	-14.75%	-20.00%
- 30%	N/A	-24.75%	-30.00%
- 40%	N/A	-34.75%	-40.00%
- 50%	N/A	-44.75%	-50.00%
- 60%	N/A	-54.75%	-60.00%
- 70%	N/A	-64.75%	-70.00%
- 80%	N/A	-74.75%	-80.00%
- 90%	N/A	-84.75%	-90.00%
-100%	N/A	-94.75%	-100.00%

FWP-46

Noble Corporation

According to publicly available information, Noble Corporation (the “Company”) is a provider of diversified services for the oil and gas industry. The Company performs contract drilling services with a fleet of 62 offshore drilling units located in key markets worldwide. This fleet consists of 13 semisubmersibles, three dynamically positioned drillships, 43 jackups and three submersibles. The fleet count includes two new F&G JU-2000E enhanced premium jackups under construction. In addition, the Company provides technologically advanced drilling-related products and services, including labor contract drilling services, well site and project management services, and engineering services.

The Company is a Cayman Islands exempted company limited by shares and became the successor to Noble Drilling Corporation, a Delaware corporation that was organized in 1939, as part of the internal corporate restructuring of Noble Drilling and its subsidiaries effective April 30, 2002.

The linked share’s SEC file number is 001-31306.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 29, 2001	$50.01	$30.87	$32.75
September 28, 2001	$33.75	$20.80	$24.00
December 31, 2001	$35.62	$22.85	$34.04
March 29, 2002	$41.99	$28.19	$41.39
June 28, 2002	$45.95	$37.50	$38.60
September 30, 2002	$39.00	$27.00	$31.00
December 31, 2002	$37.87	$29.30	$35.15
March 31, 2003	$38.40	$31.18	$31.42
June 30, 2003	$37.80	$30.46	$34.30
September 30, 2003	$36.61	$31.95	$33.99
December 31, 2003	$37.46	$32.75	$35.78
March 31, 2004	$42.90	$35.00	$38.42
June 30, 2004	$39.69	$33.53	$37.89
September 30, 2004	$46.48	$35.32	$44.95
December 31, 2004	$50.54	$42.77	$49.74
March 31, 2005	$59.09	$47.04	$56.21
June 30, 2005	$64.60	$48.82	$61.51
September 30, 2005	$72.72	$59.86	$68.46
December 30, 2005	$75.63	$57.14	$70.54
March 31, 2006	$84.95	$69.06	$81.10
June 30, 2006	$86.16	$62.47	$74.42
September 29, 2006	$77.26	$60.92	$64.18
December 29, 2006	$82.31	$58.51	$76.15
March 30, 2007	$81.55	$67.61	$78.68
May 7, 2007*	$89.70	$78.39	$87.41

*	High, low and closing prices are for the period starting April 2, 2007 and ending May 7, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: NE

Initial price: $87.41

Protection level: 80.00%

Protection price: $69.93

Physical delivery amount: 11($1,000/Initial price)

Fractional shares: 0.440339

Coupon: 9.00% per annum

Maturity: November 28, 2007

Dividend yield: 0.18% per annum

Coupon amount monthly: $7.50

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	4.50%	100.09%
+ 90%	4.50%	90.09%
+ 80%	4.50%	80.09%
+ 70%	4.50%	70.09%
+ 60%	4.50%	60.09%
+ 50%	4.50%	50.09%
+ 40%	4.50%	40.09%
+ 30%	4.50%	30.09%
+ 20%	4.50%	20.09%
+ 10%	4.50%	10.09%
+ 5%	4.50%	5.09%
0%	4.50%	0.09%

FWP-47

	Protection Price Ever Breached?
	NO	YES
- 5%	4.50%	-0.50%	-4.91%
- 10%	4.50%	-5.50%	-9.91%
- 20%	4.50%	-15.50%	-19.91%
- 30%	N/A	-25.50%	-29.91%
- 40%	N/A	-35.50%	-39.91%
- 50%	N/A	-45.50%	-49.91%
- 60%	N/A	-55.50%	-59.91%
- 70%	N/A	-65.50%	-69.91%
- 80%	N/A	-75.50%	-79.91%
- 90%	N/A	-85.50%	-89.91%
-100%	N/A	-95.50%	-99.91%

FWP-48

Nortel Networks Corporation

According to publicly available information, Nortel Networks Corporation (the “Company”) is a global supplier of communication equipment serving both service provider and enterprise customers. The Company’s business activities include the design, development, assembly, marketing, sale, licensing, installation, servicing and support of networking solutions. The Company’s business is organized into four reportable segments: Carrier Packet Networks; Code Division Multiple Access, or CDMA, Networks; Global System for Mobile communications, or GSM, and Universal Mobile Telecommunications Systems, or UMTS, Networks; and Enterprise Networks.

The linked share’s SEC file number is 001-07260.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 29, 2001	$24.11	$15.80	$20.70
September 28, 2001	$22.60	$13.41	$16.12
December 31, 2001	$19.88	$15.19	$18.33
March 29, 2002	$26.98	$18.26	$23.94
June 28, 2002	$24.45	$19.85	$23.38
September 30, 2002	$23.90	$17.20	$20.19
December 31, 2002	$22.54	$18.70	$19.99
March 31, 2003	$20.89	$17.35	$18.56
June 30, 2003	$22.39	$18.31	$19.20
September 30, 2003	$20.20	$18.00	$18.50
December 31, 2003	$24.62	$18.32	$23.65
March 31, 2004	$24.06	$20.38	$22.09
June 30, 2004	$26.60	$21.54	$26.52
September 30, 2004	$29.79	$24.77	$29.74
December 31, 2004	$36.69	$29.88	$36.19
March 31, 2005	$38.99	$33.21	$37.05
June 30, 2005	$37.78	$29.60	$30.96
September 30, 2005	$40.93	$30.70	$40.56
December 30, 2005	$45.81	$38.01	$44.83
March 31, 2006	$54.93	$41.22	$54.07
June 30, 2006	$57.71	$46.17	$53.22
September 29, 2006	$53.99	$39.10	$44.05
December 29, 2006	$55.06	$42.80	$50.29
March 30, 2007	$53.84	$45.38	$50.60
May 7, 2007*	$56.68	$49.80	$53.36

*	High, low and closing prices are for the period starting April 2, 2007 and ending May 7, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: NSC

Initial price: $53.36

Protection level: 85.00%

Protection price: $45.36

Physical delivery amount: 18($1,000/Initial price)

Fractional shares: 0.740630

Coupon: 11.25% per annum

Maturity: November 28, 2007

Dividend yield: 1.50% per annum

Coupon amount monthly: $9.38

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)		Investment in the Notes	Direct Investment in the Linked Shares
+100%		5.625%	100.75%
+ 90%		5.625%	90.75%
+ 80%		5.625%	80.75%
+ 70%		5.625%	70.75%
+ 60%		5.625%	60.75%
+ 50%		5.625%	50.75%
+ 40%		5.625%	40.75%
+ 30%		5.625%	30.75%
+ 20%		5.625%	20.75%
+ 10%		5.625%	10.75%
+ 5%		5.625%	5.75%
0%		5.625%	0.75%
		Protection Price Ever Breached?
	NO	YES
- 5%	5.625%	0.625%	-4.25%
- 10%	5.625%	-4.375%	-9.25%
- 20%	N/A	-14.375%	-19.25%
- 30%	N/A	-24.375%	-29.25%
- 40%	N/A	-34.375%	-39.25%
- 50%	N/A	-44.375%	-49.25%
- 60%	N/A	-54.375%	-59.25%
- 70%	N/A	-64.375%	-69.25%
- 80%	N/A	-74.375%	-79.25%
- 90%	N/A	-84.375%	-89.25%
-100%	N/A	-94.375%	-99.25%

FWP-49

Pan American Silver Corp.

According to publicly available information, Pan American Silver Corp. (the “Company”) is principally engaged in the exploration for, and the acquisition, development and operation of, silver producing properties and assets. The Company’s principal product is silver, although copper, zinc, lead and gold are also produced and sold. At present, the Company carries on mining operations and is developing mining projects in Mexico, Peru, Argentina and Bolivia, and has control over non-producing silver resources in the United States and Argentina. Exploration work is carried out in all of the aforementioned countries, as well as elsewhere throughout the world.

The linked share’s SEC file number is: 0-13727.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 29, 2001	$3.99	$2.41	$3.60
September 28, 2001	$4.53	$3.24	$4.15
December 31, 2001	$4.30	$3.00	$4.19
March 29, 2002	$5.97	$4.00	$5.60
June 28, 2002	$9.85	$4.89	$7.47
September 30, 2002	$8.95	$4.84	$6.15
December 31, 2002	$7.90	$4.50	$7.84
March 31, 2003	$8.46	$5.55	$6.10
June 30, 2003	$7.61	$5.75	$7.05
September 30, 2003	$11.50	$7.08	$9.63
December 31, 2003	$14.78	$9.02	$14.30
March 31, 2004	$18.67	$13.70	$17.82
June 30, 2004	$19.75	$11.20	$13.15
September 30, 2004	$17.31	$12.37	$17.03
December 31, 2004	$18.94	$15.10	$15.98
March 31, 2005	$17.93	$14.37	$15.86
June 30, 2005	$16.11	$12.31	$14.79
September 30, 2005	$18.39	$14.12	$17.66
December 30, 2005	$20.75	$15.21	$18.83
March 31, 2006	$27.68	$18.42	$25.40
June 30, 2006	$26.45	$15.49	$17.99
September 29, 2006	$23.70	$15.87	$19.54
December 29, 2006	$26.07	$17.50	$25.17
March 30, 2007	$31.84	$23.01	$29.59
May 7, 2007*	$32.46	$26.32	$28.81

*	High, low and closing prices are for the period starting April 2, 2007 and ending May 7, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: PAAS

Initial price: $28.81

Protection level: 80.00%

Protection price: $23.05

Physical delivery amount: 34($1,000/Initial price)

Fractional shares: 0.710170

Coupon: 13.00% per annum

Maturity: November 28, 2007

Dividend yield: 0.00% per annum

Coupon amount monthly: $10.83

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)		Investment in the Notes	Direct Investment in the Linked Shares
+100%		6.50%	100.00%
+ 90%		6.50%	90.00%
+ 80%		6.50%	80.00%
+ 70%		6.50%	70.00%
+ 60%		6.50%	60.00%
+ 50%		6.50%	50.00%
+ 40%		6.50%	40.00%
+ 30%		6.50%	30.00%
+ 20%		6.50%	20.00%
+ 10%		6.50%	10.00%
+ 5%		6.50%	5.00%
0%		6.50%	0.00%
		Protection Price Ever Breached?
	NO	YES
- 5%	6.50%	1.50%	-5.00%
- 10%	6.50%	-3.50%	-10.00%
- 20%	6.50%	-13.50%	-20.00%
- 30%	N/A	-23.50%	-30.00%
- 40%	N/A	-33.50%	-40.00%
- 50%	N/A	-43.50%	-50.00%
- 60%	N/A	-53.50%	-60.00%
- 70%	N/A	-63.50%	-70.00%
- 80%	N/A	-73.50%	-80.00%
- 90%	N/A	-83.50%	-90.00%
-100%	N/A	-93.50%	-100.00%

FWP-50

Qwest Communications International Inc.

Communications International Inc. (the “Company”) provides voice, data and video services. The Company operates most of its business within its local service area, which consists of the 14-state region of Arizona, Colorado, Idaho, Iowa, Minnesota, Montana, Nebraska, New Mexico, North Dakota, Oregon, South Dakota, Utah, Washington and Wyoming.

The Company was incorporated under the laws of the State of Delaware in 1997. The Company’s principal executive offices are located at 1801 California Street, Denver, Colorado 80202, telephone number (303) 992-1400.

The linked share’s SEC file number is: 001-15577.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 29, 2001	$41.80	$28.39	$31.87
September 28, 2001	$31.45	$16.13	$16.70
December 31, 2001	$19.15	$11.08	$14.13
March 29, 2002	$15.19	$6.54	$8.22
June 28, 2002	$8.20	$1.25	$2.80
September 30, 2002	$3.77	$1.07	$2.28
December 31, 2002	$5.89	$1.83	$5.00
March 31, 2003	$6.15	$3.01	$3.49
June 30, 2003	$5.28	$3.40	$4.78
September 30, 2003	$5.19	$3.38	$3.40
December 31, 2003	$4.35	$3.28	$4.32
March 31, 2004	$4.97	$3.85	$4.31
June 30, 2004	$4.40	$3.51	$3.59
September 30, 2004	$4.00	$2.56	$3.33
December 31, 2004	$4.61	$3.25	$4.44
March 31, 2005	$4.85	$3.57	$3.70
June 30, 2005	$3.94	$3.30	$3.71
September 30, 2005	$4.23	$3.58	$4.10
December 30, 2005	$5.95	$3.92	$5.65
March 31, 2006	$7.47	$5.10	$6.80
June 30, 2006	$8.09	$6.12	$8.09
September 29, 2006	$9.22	$7.47	$8.72
December 29, 2006	$9.02	$7.41	$8.37
March 30, 2007	$9.16	$7.87	$8.99
May 7, 2007*	$9.59	$8.68	$9.51

*	High, low and closing prices are for the period starting April 2, 2007 and ending May 7, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: Q

Initial price: $9.51

Protection level: 85.00%

Protection price: $8.08

Physical delivery amount: 105($1,000/Initial price)

Fractional shares: 0.152471

Coupon: 9.00% per annum

Maturity: November 28, 2007

Dividend yield: 0.00% per annum

Coupon amount monthly: $7.50

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)		Investment in the Notes	Direct Investment in the Linked Shares
+100%		4.50%	100.00%
+ 90%		4.50%	90.00%
+ 80%		4.50%	80.00%
+ 70%		4.50%	70.00%
+ 60%		4.50%	60.00%
+ 50%		4.50%	50.00%
+ 40%		4.50%	40.00%
+ 30%		4.50%	30.00%
+ 20%		4.50%	20.00%
+ 10%		4.50%	10.00%
+ 5%		4.50%	5.00%
0%		4.50%	0.00%
		Protection Price Ever Breached?
	NO	YES
- 5%	4.50%	-0.50%	-5.00%
- 10%	4.50%	-5.50%	-10.00%
- 20%	N/A	-15.50%	-20.00%
- 30%	N/A	-25.50%	-30.00%
- 40%	N/A	-35.50%	-40.00%
- 50%	N/A	-45.50%	-50.00%
- 60%	N/A	-55.50%	-60.00%
- 70%	N/A	-65.50%	-70.00%
- 80%	N/A	-75.50%	-80.00%
- 90%	N/A	-85.50%	-90.00%
-100%	N/A	-95.50%	-100.00%

FWP-51

SiRF Technology Holdings, Inc.

According to publicly available information, SiRF Technology Holdings, Inc. (the “Company”) is a leading supplier of Global Positioning System, or GPS, based location technology solutions designed to provide location awareness capabilities in high-volume mobile consumer and commercial applications. Location awareness capabilities allow a user to determine and use location information to gain access to applications and services, such as navigation or roadside assistance, and may be combined with wireless connectivity to enable a range of tracking and location applications, such as child and asset locators. Its products use GPS, which is a system of satellites designed to provide longitude, latitude and time information to GPS-enabled devices virtually anywhere in the world.

The linked share’s SEC file number is 000-50669.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 29, 2001	NA	NA	NA
September 28, 2001	NA	NA	NA
December 31, 2001	NA	NA	NA
March 29, 2002	NA	NA	NA
June 28, 2002	NA	NA	NA
September 30, 2002	NA	NA	NA
December 31, 2002	NA	NA	NA
March 31, 2003	NA	NA	NA
June 30, 2003	NA	NA	NA
September 30, 2003	NA	NA	NA
December 31, 2003	NA	NA	NA
March 31, 2004	NA	NA	NA
June 30, 2004	$18.76	$11.96	$13.07
September 30, 2004	$15.72	$8.80	$14.23
December 31, 2004	$15.01	$10.41	$12.72
March 31, 2005	$12.91	$9.94	$11.16
June 30, 2005	$18.07	$10.76	$17.68
September 30, 2005	$31.25	$17.00	$30.13
December 30, 2005	$31.60	$23.35	$29.80
March 31, 2006	$42.50	$28.24	$35.41
June 30, 2006	$39.95	$26.71	$32.22
September 29, 2006	$33.29	$18.21	$23.99
December 29, 2006	$32.19	$19.75	$25.52
March 30, 2007	$34.15	$23.29	$27.76
May 7, 2007*	$29.45	$23.78	$25.23

*	High, low and closing prices are for the period starting April 2, 2007 and ending May 7, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: SIRF

Initial price: $25.23

Protection level: 75.00%

Protection price: $18.92

Physical delivery amount: 39($1,000/Initial price)

Fractional shares: 0.635355

Coupon: 19.50% per annum

Maturity: November 28, 2007

Dividend yield: 0.00% per annum

Coupon amount monthly: $16.25

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)		Investment in the Notes	Direct Investment in the Linked Shares
+ 100%		9.75%	100.00%
+ 90%		9.75%	90.00%
+ 80%		9.75%	80.00%
+ 70%		9.75%	70.00%
+ 60%		9.75%	60.00%
+ 50%		9.75%	50.00%
+ 40%		9.75%	40.00%
+ 30%		9.75%	30.00%
+ 20%		9.75%	20.00%
+ 10%		9.75%	10.00%
+ 5%		9.75%	5.00%
0%		9.75%	0.00%
		Protection Price Ever Breached?
	NO	YES
- 5%	9.75%	4.75%	-5.00%
- 10%	9.75%	-0.25%	-10.00%
- 20%	9.75%	-10.25%	-20.00%
- 30%	N/A	-20.25%	-30.00%
- 40%	N/A	-30.25%	-40.00%
- 50%	N/A	-40.25%	-50.00%
- 60%	N/A	-50.25%	-60.00%
- 70%	N/A	-60.25%	-70.00%
- 80%	N/A	-70.25%	-80.00%
- 90%	N/A	-80.25%	-90.00%
- 100%	N/A	-90.25%	-100.00%

FWP-52

SunPower Corporation

According to publicly available information, SunPower Corporation (the “Company”) designs, develops, manufactures and markets solar electric power products, or solar power products based on its proprietary processes and technologies. The Company has spent more than 15 years developing high performance solar cells, which are semiconductor devices that directly convert sunlight into electricity.

The Company offers solar power products including solar cells, solar panels and inverters which convert sunlight to electricity compatible with the utility network. Its initial solar sales efforts have been focused on residential and commercial applications. The Company sells its products in many countries, principally in regions where government incentives have accelerated solar power adoption.

On January 10, 2007, the Company completed the previously announced acquisition of PowerLight Corporation, a global provider of large-scale solar power systems.

The linked share’s SEC file number is 000-51593.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 29, 2001	NA	NA	NA
September 28, 2001	NA	NA	NA
December 31, 2001	NA	NA	NA
March 29, 2002	NA	NA	NA
June 28, 2002	NA	NA	NA
September 30, 2002	NA	NA	NA
December 31, 2002	NA	NA	NA
March 31, 2003	NA	NA	NA
June 30, 2003	NA	NA	NA
September 30, 2003	NA	NA	NA
December 31, 2003	NA	NA	NA
March 31, 2004	NA	NA	NA
June 30, 2004	NA	NA	NA
September 30, 2004	NA	NA	NA
December 31, 2004	NA	NA	NA
March 31, 2005	NA	NA	NA
June 30, 2005	NA	NA	NA
September 30, 2005	NA	NA	NA
December 30, 2005	$34.75	$18.00	$33.99
March 31, 2006	$45.09	$29.08	$38.16
June 30, 2006	$42.00	$24.60	$28.02
September 29, 2006	$34.25	$23.75	$27.74
December 29, 2006	$40.00	$26.35	$37.17
March 30, 2007	$48.11	$35.40	$45.50
May 7, 2007*	$62.50	$45.84	$56.20

*	High, low and closing prices are for the period starting April 2, 2007 and ending May 7, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: SPWR

Initial price: $56.20

Protection level: 75.00%

Protection price: $42.15

Physical delivery amount: 17($1,000/Initial price)

Fractional shares: 0.793594

Coupon: 16.00% per annum

Maturity: November 28, 2007

Dividend yield: 0.00% per annum

Coupon amount monthly: $13.33

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)		Investment in the Notes	Direct Investment in the Linked Shares
+ 100%		8.00%	100.00%
+ 90%		8.00%	90.00%
+ 80%		8.00%	80.00%
+ 70%		8.00%	70.00%
+ 60%		8.00%	60.00%
+ 50%		8.00%	50.00%
+ 40%		8.00%	40.00%
+ 30%		8.00%	30.00%
+ 20%		8.00%	20.00%
+ 10%		8.00%	10.00%
+ 5%		8.00%	5.00%
0%		8.00%	0.00%
		Protection Price Ever Breached?
	NO	YES
- 5%	8.00%	3.00%	-5.00%
- 10%	8.00%	-2.00%	-10.00%
- 20%	8.00%	-12.00%	-20.00%
- 30%	N/A	-22.00%	-30.00%
- 40%	N/A	-32.00%	-40.00%
- 50%	N/A	-42.00%	-50.00%
- 60%	N/A	-52.00%	-60.00%
- 70%	N/A	-62.00%	-70.00%
- 80%	N/A	-72.00%	-80.00%
- 90%	N/A	-82.00%	-90.00%
- 100%	N/A	-92.00%	-100.00%

FWP-53

Smurfit-Stone Container Corporation

According to publicly available information, Smurfit-Stone Container Corporation (the “Company”) is the industry’s leading integrated manufacturer of paperboard and paper-based packaging in North America, including containerboard and corrugated containers, and is one of the world’s largest paper recyclers. In addition, the Company is a leading producer of solid bleached sulfate. The Company has a complete line of graphics capabilities for packaging. For the year ended December 31, 2006, the Company’s net sales were $7,157 million and net loss available to common stockholders was $71 million.

The Company is a holding company with no business operations of its own. The Company conducts its business operations through its wholly-owned subsidiary Smurfit-Stone Container Enterprises, Inc. (SSCE), a Delaware corporation. SSCE is the surviving company resulting from the merger of the Company’s primary operating subsidiaries on November 1, 2004. JSCE, Inc. merged with and into Jefferson Smurfit Corporation (U.S.) (JSC(U.S.)), with JSC(U.S.) as the surviving company, and then JSC(U.S.) merged with and into Stone Container Corporation, with Stone Container as the surviving company. Stone Container was simultaneously renamed Smurfit-Stone Container Enterprises, Inc.

The linked share’s SEC file number is: 0-23876.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 29, 2001	$17.23	$12.36	$16.20
September 28, 2001	$18.24	$11.70	$13.23
December 31, 2001	$17.01	$11.87	$15.97
March 29, 2002	$18.05	$14.19	$17.14
June 28, 2002	$18.31	$14.79	$15.42
September 30, 2002	$15.61	$12.04	$12.57
December 31, 2002	$15.80	$11.36	$15.39
March 31, 2003	$16.41	$11.90	$13.36
June 30, 2003	$15.20	$12.72	$13.03
September 30, 2003	$16.39	$12.66	$14.98
December 31, 2003	$18.60	$13.88	$18.57
March 31, 2004	$19.05	$16.00	$17.59
June 30, 2004	$19.95	$15.95	$19.95
September 30, 2004	$19.95	$16.59	$19.37
December 31, 2004	$19.87	$16.78	$18.68
March 31, 2005	$18.85	$14.93	$15.47
June 30, 2005	$15.74	$10.11	$10.17
September 30, 2005	$13.12	$9.87	$10.36
December 30, 2005	$14.18	$9.07	$14.17
March 31, 2006	$14.40	$12.13	$13.57
June 30, 2006	$15.15	$10.22	$10.94
September 29, 2006	$11.80	$9.77	$11.20
December 29, 2006	$11.61	$9.89	$10.56
March 30, 2007	$13.18	$9.85	$11.26
May 7, 2007*	$13.14	$11.25	$12.76

*	High, low and closing prices are for the period starting April 2, 2007 and ending May 7, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: SSCC

Initial price: $12.76

Protection level: 80.00%

Protection price: $10.21

Physical delivery amount: 78($1,000/Initial price)

Fractional shares: 0.369906

Coupon: 10.00% per annum

Maturity: November 28, 2007

Dividend yield: 0.00% per annum

Coupon amount monthly: $8.33

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+ 100%	5.00%	100.00%
+ 90%	5.00%	90.00%
+ 80%	5.00%	80.00%
+ 70%	5.00%	70.00%
+ 60%	5.00%	60.00%
+ 50%	5.00%	50.00%
+ 40%	5.00%	40.00%
+ 30%	5.00%	30.00%
+ 20%	5.00%	20.00%
+ 10%	5.00%	10.00%
+ 5%	5.00%	5.00%
0%	5.00%	0.00%

FWP-54

	Protection Price Ever Breached?
	NO	YES
- 5%	5.00%	0.00%	-5.00%
- 10%	5.00%	-5.00%	-10.00%
- 20%	5.00%	-15.00%	-20.00%
- 30%	N/A	-25.00%	-30.00%
- 40%	N/A	-35.00%	-40.00%
- 50%	N/A	-45.00%	-50.00%
- 60%	N/A	-55.00%	-60.00%
- 70%	N/A	-65.00%	-70.00%
- 80%	N/A	-75.00%	-80.00%
- 90%	N/A	-85.00%	-90.00%
- 100%	N/A	-95.00%	-100.00%

FWP-55

St. Jude Medical, Inc.

According to publicly available information, St. Jude Medical, Inc. (the “Company”), together with its subsidiaries develops, manufactures and distributes cardiovascular medical devices for the global cardiac rhythm management, cardiac surgery, cardiology, and atrial fibrillation therapy areas and implantable neuromodulation devices. The Company’s five operating segments are Cardiac Rhythm Management (CRM), Neuromodulation (Neuro), Cardiac Surgery (CS), Cardiology (CD) and Atrial Fibrillation (AF). Each operating segment focuses on developing and manufacturing products for its respective therapy area. The Company’s principal products in each operating segment are as follows: CRM—bradycardia pacemaker systems (pacemakers) and tachycardia implantable cardioverter defibrillator systems (ICDs); CS—mechanical and tissue heart valves and valve repair products; Neuro—neurostimulation devices; CD—vascular closure devices, guidewires, hemostatis introducers and other interventional cardiology products; and AF—electrophysiology (EP) catheters, advanced cardiac mapping systems and ablation systems.

The Company markets and sells its products through both a direct sales force and independent distributors. The principal geographic markets for its products are the United States, Europe and Japan. The Company also sells its products in Canada, Latin America, Australia, New Zealand and the Asia-Pacific region. The Company was incorporated in Minnesota in 1976.

The linked share’s SEC file number is 001-12441.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 29, 2001	$16.50	$12.40	$15.00
September 28, 2001	$18.02	$14.44	$17.11
December 31, 2001	$19.51	$16.74	$19.41
March 29, 2002	$20.40	$17.88	$19.29
June 28, 2002	$21.56	$18.10	$18.46
September 30, 2002	$19.98	$15.28	$17.85
December 31, 2002	$20.25	$15.60	$19.86
March 31, 2003	$24.74	$19.38	$24.38
June 30, 2003	$31.78	$23.75	$28.75
September 30, 2003	$29.16	$24.05	$26.89
December 31, 2003	$32.00	$26.30	$30.68
March 31, 2004	$39.38	$29.90	$36.05
June 30, 2004	$39.45	$35.00	$37.83
September 30, 2004	$38.05	$31.13	$37.64
December 31, 2004	$42.90	$35.65	$41.93
March 31, 2005	$41.85	$35.80	$36.00
June 30, 2005	$44.50	$34.48	$43.61
September 30, 2005	$48.36	$42.89	$46.80
December 30, 2005	$52.80	$44.01	$50.20
March 31, 2006	$54.66	$40.30	$41.00
June 30, 2006	$41.98	$31.21	$32.42
September 29, 2006	$39.91	$31.50	$35.29
December 29, 2006	$39.07	$32.40	$36.56
March 30, 2007	$43.46	$34.90	$37.61
May 7, 2007*	$44.67	$37.26	$44.62

*	High, low and closing prices are for the period starting April 2, 2007 and ending May 7, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: STJ

Initial price: $44.62

Protection level: 85.00%

Protection price: $37.93

Physical delivery amount: 22($1,000/Initial price)

Fractional shares: 0.411475

Coupon: 9.50% per annum

Maturity: November 28, 2007

Dividend yield: 0.00% per annum

Coupon amount monthly: $7.92

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	4.75%	100.00%
+ 90%	4.75%	90.00%
+ 80%	4.75%	80.00%
+ 70%	4.75%	70.00%
+ 60%	4.75%	60.00%
+ 50%	4.75%	50.00%
+ 40%	4.75%	40.00%
+ 30%	4.75%	30.00%
+ 20%	4.75%	20.00%
+ 10%	4.75%	10.00%
+ 5%	4.75%	5.00%
0%	4.75%	0.00%

FWP-56

	Protection Price Ever Breached?
	NO	YES
- 5%	4.75%	-0.25%	-5.00%
- 10%	4.75%	-5.25%	-10.00%
- 20%	N/A	-15.25%	-20.00%
- 30%	N/A	-25.25%	-30.00%
- 40%	N/A	-35.25%	-40.00%
- 50%	N/A	-45.25%	-50.00%
- 60%	N/A	-55.25%	-60.00%
- 70%	N/A	-65.25%	-70.00%
- 80%	N/A	-75.25%	-80.00%
- 90%	N/A	-85.25%	-90.00%
-100%	N/A	-95.25%	-100.00%

FWP-57

Steel Dynamics, Inc.

According to publicly available information, Steel Dynamics, Inc. (the “Company”) is one of the largest steel producers in the United States based on an estimated annual steelmaking capability of approximately 5.2 million tons, with actual 2006 shipments from steel operations totaling 4.8 million tons. The company’s 2006 consolidated shipments, excluding shipments between its operating divisions, totaled 4.7 million tons. During 2006, its net sales were $3.2 billion. Prior to April 2006, the Company’s operations consisted of two reporting segments: steel operations and steel scrap substitute operations. However, on April 11, 2006, the Company consummated the acquisition of Roanoke Electric Steel Corporation and thereby acquired three additional joist fabrication facilities, which when added to its two existing New Millennium Building Systems joist and deck fabrication facilities, now constitutes its third reporting segment: steel fabrication. Moreover, with the addition of two Roanoke Electric steel scrap processing locations, the Company has also renamed its steel scrap substitute operations segment to steel scrap and scrap substitute operations.

The linked share’s SEC file number is 0-21719.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 29, 2001	$7.48	$5.01	$6.25
September 28, 2001	$7.48	$4.47	$4.95
December 31, 2001	$6.02	$4.50	$5.81
March 29, 2002	$8.45	$5.70	$8.21
June 28, 2002	$9.65	$7.63	$8.24
September 30, 2002	$9.20	$5.31	$6.55
December 31, 2002	$7.34	$5.90	$6.02
March 31, 2003	$6.70	$4.88	$5.83
June 30, 2003	$7.29	$5.55	$6.85
September 30, 2003	$8.23	$6.67	$7.57
December 31, 2003	$12.07	$7.61	$11.75
March 31, 2004	$12.94	$10.43	$12.39
June 30, 2004	$14.55	$10.39	$14.32
September 30, 2004	$19.69	$13.97	$19.31
December 31, 2004	$21.22	$14.70	$18.94
March 31, 2005	$23.20	$16.45	$17.23
June 30, 2005	$17.52	$12.53	$13.13
September 30, 2005	$17.71	$13.07	$16.98
December 30, 2005	$18.35	$13.32	$17.76
March 31, 2006	$29.63	$17.50	$28.37
June 30, 2006	$34.98	$24.34	$32.87
September 29, 2006	$33.50	$22.59	$25.23
December 29, 2006	$35.90	$23.90	$32.45
March 30, 2007	$44.27	$30.85	$43.20
May 7, 2007*	$46.72	$42.55	$44.97

*	High, low and closing prices are for the period starting April 2, 2007 and ending May 7, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: STLD

Initial price: $44.97

Protection level: 75.00%

Protection price: $33.73

Physical delivery amount: 22($1,000/Initial price)

Fractional shares: 0.237047

Coupon: 10.50% per annum

Maturity: November 28, 2007

Dividend yield: 1.22% per annum

Coupon amount monthly: $8.75

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	5.25%	100.61%
+ 90%	5.25%	90.61%
+ 80%	5.25%	80.61%
+ 70%	5.25%	70.61%
+ 60%	5.25%	60.61%
+ 50%	5.25%	50.61%
+ 40%	5.25%	40.61%
+ 30%	5.25%	30.61%
+ 20%	5.25%	20.61%
+ 10%	5.25%	10.61%
+ 5%	5.25%	5.61%
0%	5.25%	0.61%

FWP-58

	Protection Price Ever Breached?
	NO	YES
- 5%	5.25%	0.25%	-4.39%
- 10%	5.25%	-4.75%	-9.39%
- 20%	5.25%	-14.75%	-19.39%
- 30%	N/A	-24.75%	-29.39%
- 40%	N/A	-34.75%	-39.39%
- 50%	N/A	-44.75%	-49.39%
- 60%	N/A	-54.75%	-59.39%
- 70%	N/A	-64.75%	-69.39%
- 80%	N/A	-74.75%	-79.39%
- 90%	N/A	-84.75%	-89.39%
-100%	N/A	-94.75%	-99.39%

FWP-59

Seagate Technology

According to publicly available information, Seagate Technology (the “Company”) designs, manufactures and markets rigid disc drives. Rigid disc drives, which are commonly referred to as disc drives or hard drives, are used as the primary medium for storing electronic information in systems ranging from desktop and notebook computers, and consumer electronics devices to data centers delivering information over corporate networks and the Internet. The Company’s enterprise applications are used in enterprise servers, mainframes and workstations; its desktop applications are used in desktop computers; its mobile computing applications are used in notebook computers; and its consumer electronics applications are used in devices such as digital video recorders, digital music players and gaming devices.

The linked share’s SEC file number is 001-31560.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 29, 2001	NA	NA	NA
September 28, 2001	NA	NA	NA
December 31, 2001	NA	NA	NA
March 29, 2002	NA	NA	NA
June 28, 2002	NA	NA	NA
September 30, 2002	NA	NA	NA
December 31, 2002	$11.78	$9.86	$10.73
March 31, 2003	$12.95	$7.78	$10.32
June 30, 2003	$18.49	$10.15	$17.65
September 30, 2003	$27.90	$17.45	$27.20
December 31, 2003	$31.31	$16.70	$18.90
March 31, 2004	$21.70	$14.99	$16.13
June 30, 2004	$16.48	$11.50	$14.43
September 30, 2004	$14.59	$10.11	$13.52
December 31, 2004	$17.85	$12.34	$17.27
March 31, 2005	$20.20	$16.35	$19.55
June 30, 2005	$21.50	$16.43	$17.55
September 30, 2005	$20.01	$14.57	$15.85
December 30, 2005	$20.54	$13.82	$19.99
March 31, 2006	$28.11	$19.69	$26.33
June 30, 2006	$27.74	$20.94	$22.64
September 29, 2006	$25.20	$19.27	$23.09
December 29, 2006	$27.27	$20.73	$26.50
March 30, 2007	$28.51	$22.94	$23.30
May 7, 2007*	$23.47	$20.25	$22.34

*	High, low and closing prices are for the period starting April 2, 2007 and ending May 7, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: STX

Initial price: $22.34

Protection level: 80.00%

Protection price: $17.87

Physical delivery amount: 44($1,000/Initial price)

Fractional shares: 0.762757

Coupon: 13.00% per annum

Maturity: November 28, 2007

Dividend yield: 1.70% per annum

Coupon amount monthly: $10.83

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	6.50%	100.85%
+ 90%	6.50%	90.85%
+ 80%	6.50%	80.85%
+ 70%	6.50%	70.85%
+ 60%	6.50%	60.85%
+ 50%	6.50%	50.85%
+ 40%	6.50%	40.85%
+ 30%	6.50%	30.85%
+ 20%	6.50%	20.85%
+ 10%	6.50%	10.85%
+ 5%	6.50%	5.85%
0%	6.50%	0.85%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.50%	1.50%	-4.15%
- 10%	6.50%	-3.50%	-9.15%
- 20%	6.50%	-13.50%	-19.15%
- 30%	N/A	-23.50%	-29.15%
- 40%	N/A	-33.50%	-39.15%
- 50%	N/A	-43.50%	-49.15%
- 60%	N/A	-53.50%	-59.15%
- 70%	N/A	-63.50%	-69.15%
- 80%	N/A	-73.50%	-79.15%
- 90%	N/A	-83.50%	-89.15%
-100%	N/A	-93.50%	-99.15%

FWP-60

Target Corporation

According to publicly available information, Target Corporation (the “Company”) operates large-format general merchandise and food discount stores in the United States, which include Target and SuperTarget stores. The Company operates Target general merchandise stores with a wide assortment of general merchandise and a more limited assortment of food items, as well as SuperTarget stores with a full line of food and general merchandise items. Target.com offers a wide assortment of general merchandise including many items found in the Company’s stores and a complementary assortment, such as extended sizes and colors, sold only on-line. A significant portion of its sales is from national brand merchandise. In addition, the Company sells merchandise under private-label brands including, but not limited to, Archer Farms®, Choxie™, Circo®, Embark®, Gilligan & O’Malley®, Kool Toyz®, Market Pantry®, Merona®, ProSpirit®, Room Essentials™, Target Limited Edition, Trutech® and Xhilaration®.

The linked share’s SEC file number is 001-06049.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 29, 2001	$40.40	$33.91	$34.60
September 28, 2001	$39.95	$26.28	$31.75
December 31, 2001	$41.74	$28.80	$41.05
March 29, 2002	$46.15	$39.11	$43.12
June 28, 2002	$45.95	$34.99	$38.10
September 30, 2002	$39.49	$28.10	$29.52
December 31, 2002	$37.10	$24.90	$30.00
March 31, 2003	$31.59	$25.60	$29.26
June 30, 2003	$38.53	$28.50	$37.84
September 30, 2003	$41.79	$36.75	$37.63
December 31, 2003	$40.90	$36.19	$38.40
March 31, 2004	$45.85	$36.65	$45.04
June 30, 2004	$46.89	$41.25	$42.47
September 30, 2004	$46.90	$40.03	$45.25
December 31, 2004	$54.14	$45.30	$51.93
March 31, 2005	$53.20	$47.76	$50.02
June 30, 2005	$56.24	$45.55	$54.41
September 30, 2005	$60.00	$49.93	$51.93
December 30, 2005	$59.01	$50.78	$54.97
March 31, 2006	$55.85	$51.93	$52.01
June 30, 2006	$55.13	$47.26	$48.87
September 29, 2006	$56.67	$44.85	$55.25
December 29, 2006	$60.31	$54.60	$57.05
March 30, 2007	$64.73	$56.61	$59.26
May 7, 2007*	$62.25	$58.28	$59.35

*	High, low and closing prices are for the period starting April 2, 2007 and ending May 7, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: TGT

Initial price: $59.35

Protection level: 90.00%

Protection price: $53.42

Physical delivery amount: 16($1,000/Initial price)

Fractional shares: 0.849200

Coupon: 9.50% per annum

Maturity: November 28, 2007

Dividend yield: 0.78% per annum

Coupon amount monthly: $7.92

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	4.75%	100.39%
+ 90%	4.75%	90.39%
+ 80%	4.75%	80.39%
+ 70%	4.75%	70.39%
+ 60%	4.75%	60.39%
+ 50%	4.75%	50.39%
+ 40%	4.75%	40.39%
+ 30%	4.75%	30.39%
+ 20%	4.75%	20.39%
+ 10%	4.75%	10.39%
+ 5%	4.75%	5.39%
0%	4.75%	0.39%

FWP-61

	Protection Price Ever Breached?
	NO	YES
- 5%	4.75%	-0.25%	-4.61%
- 10%	4.75%	-5.25%	-9.61%
- 20%	N/A	-15.25%	-19.61%
- 30%	N/A	-25.25%	-29.61%
- 40%	N/A	-35.25%	-39.61%
- 50%	N/A	-45.25%	-49.61%
- 60%	N/A	-55.25%	-59.61%
- 70%	N/A	-65.25%	-69.61%
- 80%	N/A	-75.25%	-79.61%
- 90%	N/A	-85.25%	-89.61%
-100%	N/A	-95.25%	-99.61%

FWP-62

Tiffany & Co.

According to publicly available information, Tiffany & Co. (the “Company”) is the parent corporation of Tiffany and Company (“Tiffany”). Charles Lewis Tiffany founded Tiffany’s business in 1837. He incorporated Tiffany in New York in 1868. The Company acquired Tiffany in 1984 and completed the initial public offering of the Company’s Common Stock in 1987. The Company’s principal product category is jewelry. It also sells timepieces, sterling silver goods (other than jewelry), china, crystal, stationery, fragrances and personal accessories. The Company offers an extensive selection of TIFFANY & CO. brand jewelry at a wide range of prices. In Fiscal 2006, 2005 and 2004 approximately 83%, 82% and 82%, respectively, of the Company’s net sales were attributable to TIFFANY & CO. brand jewelry. Designs are developed by employees, suppliers, independent designers and independent “name” designers. In addition to jewelry, the Company sells TIFFANY & CO. brand merchandise in the following categories: timepieces and clocks; sterling silver merchandise, including flatware, hollowware (tea and coffee services, bowls, cups and trays), trophies, key holders, picture frames and desk accessories; stainless steel flatware; crystal, glassware, china and other tableware; custom engraved stationery; writing instruments; and fashion accessories. Fragrance products are sold under the trademarks TIFFANY, PURE TIFFANY and TIFFANY FOR MEN. The Company also sells other brands of timepieces and tableware in its U.S. stores.

The linked share’s SEC file number is: 1-9494.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 29, 2001	$37.40	$25.12	$36.22
September 28, 2001	$38.25	$19.90	$21.65
December 31, 2001	$32.30	$20.10	$31.47
March 29, 2002	$39.00	$30.85	$35.55
June 28, 2002	$40.83	$33.00	$35.20
September 30, 2002	$35.28	$20.72	$21.43
December 31, 2002	$30.70	$19.40	$23.91
March 31, 2003	$27.18	$21.60	$25.00
June 30, 2003	$35.09	$24.50	$32.68
September 30, 2003	$40.00	$31.89	$37.33
December 31, 2003	$49.40	$37.41	$45.20
March 31, 2004	$45.22	$35.44	$38.17
June 30, 2004	$41.63	$32.38	$36.85
September 30, 2004	$36.82	$27.00	$30.74
December 31, 2004	$32.50	$27.89	$31.97
March 31, 2005	$35.25	$29.86	$34.52
June 30, 2005	$34.84	$28.60	$32.76
September 30, 2005	$40.08	$32.37	$39.77
December 30, 2005	$43.80	$36.27	$38.29
March 31, 2006	$41.29	$35.18	$37.54
June 30, 2006	$38.00	$31.65	$33.02
September 29, 2006	$35.03	$29.63	$33.20
December 29, 2006	$40.80	$32.82	$39.24
March 30, 2007	$46.16	$38.17	$45.48
May 7, 2007*	$50.00	$45.34	$49.39

*	High, low and closing prices are for the period starting April 2, 2007 and ending May 7, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: TIF

Initial price: $49.39

Protection level: 85.00%

Protection price: $41.98

Physical delivery amount: 20($1,000/Initial price)

Fractional shares: 0.247014

Coupon: 9.00% per annum

Maturity: November 28, 2007

Dividend yield: 0.81% per annum

Coupon amount monthly: $7.50

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	4.50%	100.41%
+ 90%	4.50%	90.41%
+ 80%	4.50%	80.41%
+ 70%	4.50%	70.41%
+ 60%	4.50%	60.41%
+ 50%	4.50%	50.41%
+ 40%	4.50%	40.41%
+ 30%	4.50%	30.41%
+ 20%	4.50%	20.41%
+ 10%	4.50%	10.41%
+ 5%	4.50%	5.41%
0%	4.50%	0.41%

FWP-63

	Protection Price Ever Breached?
	NO	YES
- 5%	4.50%	-0.50%	-4.59%
- 10%	4.50%	-5.50%	-9.59%
- 20%	N/A	-15.50%	-19.59%
- 30%	N/A	-25.50%	-29.59%
- 40%	N/A	-35.50%	-39.59%
- 50%	N/A	-45.50%	-49.59%
- 60%	N/A	-55.50%	-59.59%
- 70%	N/A	-65.50%	-69.59%
- 80%	N/A	-75.50%	-79.59%
- 90%	N/A	-85.50%	-89.59%
-100%	N/A	-95.50%	-99.59%

FWP-64

Valero Energy Corporation

According to publicly available information, Valero Energy Corporation (the “Company”) owns and operates 18 refineries located in the United States, Canada, and Aruba that produce premium, environmentally clean refined products such as reformulated gasoline blendstock for oxygenate blending, gasoline meeting the specifications of the California Air Resources Board (CARB), CARB diesel fuel, low-sulfur and ultra-low-sulfur diesel fuel, and oxygenates (liquid hydrocarbon compounds containing oxygen). The Company also produces conventional gasolines, distillates, jet fuel, asphalt, petrochemicals, lubricants, and other refined products. The Company markets branded and unbranded refined products on a wholesale basis in the United States and Canada through an extensive bulk and rack marketing network. The Company also sells refined products through a network of approximately 5,800 retail and wholesale branded outlets in the United States, Canada, and Aruba.

The linked share’s SEC file number is 1-13175.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 29, 2001	$13.13	$8.75	$9.20
September 28, 2001	$11.02	$8.03	$8.78
December 31, 2001	$10.11	$8.53	$9.53
March 29, 2002	$12.46	$9.25	$12.38
June 28, 2002	$12.37	$8.98	$9.36
September 30, 2002	$9.55	$6.53	$6.62
December 31, 2002	$9.63	$5.79	$9.24
March 31, 2003	$10.59	$8.05	$10.35
June 30, 2003	$10.54	$8.79	$9.08
September 30, 2003	$10.03	$8.80	$9.57
December 31, 2003	$11.77	$9.43	$11.59
March 31, 2004	$15.38	$11.43	$14.99
June 30, 2004	$18.73	$13.97	$18.44
September 30, 2004	$20.30	$15.90	$20.05
December 31, 2004	$23.90	$19.43	$22.70
March 31, 2005	$38.58	$21.01	$36.64
June 30, 2005	$41.13	$28.96	$39.56
September 30, 2005	$58.63	$39.38	$56.53
December 30, 2005	$58.15	$45.86	$51.60
March 31, 2006	$63.61	$48.00	$59.78
June 30, 2006	$70.74	$55.19	$66.52
September 29, 2006	$68.83	$46.84	$51.47
December 29, 2006	$57.09	$47.52	$51.16
March 30, 2007	$66.02	$47.66	$64.49
May 7, 2007*	$74.68	$63.53	$72.48

*	High, low and closing prices are for the period starting April 2, 2007 and ending May 7, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: VLO

Initial price: $72.48

Protection level: 80.00%

Protection price: $57.98

Physical delivery amount: 13($1,000/Initial price)

Fractional shares: 0.796909

Coupon: 9.75% per annum

Maturity: November 28, 2007

Dividend yield: 0.50% per annum

Coupon amount monthly: $8.13

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	4.875%	100.25%
+ 90%	4.875%	90.25%
+ 80%	4.875%	80.25%
+ 70%	4.875%	70.25%
+ 60%	4.875%	60.25%
+ 50%	4.875%	50.25%
+ 40%	4.875%	40.25%
+ 30%	4.875%	30.25%
+ 20%	4.875%	20.25%
+ 10%	4.875%	10.25%
+ 5%	4.875%	5.25%
0%	4.875%	0.25%

FWP-65

	Protection Price Ever Breached?
	NO	YES
- 5%	4.875%	-0.125%	-4.75%
- 10%	4.875%	-5.125%	-9.75%
- 20%	4.875%	-15.125%	-19.75%
- 30%	N/A	-25.125%	-29.75%
- 40%	N/A	-35.125%	-39.75%
- 50%	N/A	-45.125%	-49.75%
- 60%	N/A	-55.125%	-59.75%
- 70%	N/A	-65.125%	-69.75%
- 80%	N/A	-75.125%	-79.75%
- 90%	N/A	-85.125%	-89.75%
-100%	N/A	-95.125%	-99.75%

FWP-66

Whole Foods Market, Inc.

According to publicly available information, Whole Foods Market, Inc. (the “Company”) is a food retailer of natural and organic products. As of September 24, 2006, the Company operated 186 stores organized into 11 geographic operating regions, each with its own leadership team: 177 stores in 31 U.S. states and the District of Columbia; three stores in Canada; and six stores in the United Kingdom.

The Company was founded in 1978 and is based in Austin, Texas and conducts business through various wholly-owned subsidiaries. The Company and its subsidiaries operate in one reportable segment, natural and organic foods supermarkets.

The linked share’s SEC file number is 0-19797.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 29, 2001	$14.71	$9.73	$13.55
September 28, 2001	$17.94	$12.75	$15.71
December 31, 2001	$23.25	$14.82	$21.78
March 29, 2002	$23.75	$18.75	$22.85
June 28, 2002	$25.59	$20.71	$24.11
September 30, 2002	$24.80	$17.74	$21.42
December 31, 2002	$27.30	$20.26	$26.37
March 31, 2003	$29.09	$22.39	$27.82
June 30, 2003	$31.12	$23.27	$23.77
September 30, 2003	$28.12	$22.89	$27.59
December 31, 2003	$33.82	$27.60	$33.57
March 31, 2004	$39.62	$32.96	$37.48
June 30, 2004	$47.85	$36.75	$47.73
September 30, 2004	$48.37	$36.61	$42.90
December 31, 2004	$48.73	$39.52	$47.68
March 31, 2005	$53.38	$44.14	$51.07
June 30, 2005	$61.46	$48.00	$59.15
September 30, 2005	$69.85	$58.50	$67.23
December 30, 2005	$79.89	$61.31	$77.39
March 31, 2006	$78.25	$58.88	$66.44
June 30, 2006	$74.00	$59.42	$64.64
September 29, 2006	$65.49	$46.96	$59.43
December 29, 2006	$66.25	$45.57	$46.93
March 30, 2007	$52.43	$42.14	$44.85
May 7, 2007*	$48.06	$43.83	$45.18

*	High, low and closing prices are for the period starting April 2, 2007 and ending May 7, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: WFMI

Initial price: $45.18

Protection level: 80.00%

Protection price: $36.14

Physical delivery amount: 22($1,000/Initial price)

Fractional shares: 0.133687

Coupon: 10.00% per annum

Maturity: November 28, 2007

Dividend yield: 1.46% per annum

Coupon amount monthly: $8.33

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	5.00%	100.73%
+ 90%	5.00%	90.73%
+ 80%	5.00%	80.73%
+ 70%	5.00%	70.73%
+ 60%	5.00%	60.73%
+ 50%	5.00%	50.73%
+ 40%	5.00%	40.73%
+ 30%	5.00%	30.73%
+ 20%	5.00%	20.73%
+ 10%	5.00%	10.73%
+ 5%	5.00%	5.73%
0%	5.00%	0.73%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.00%	0.00%	-4.27%
- 10%	5.00%	-5.00%	-9.27%
- 20%	5.00%	-15.00%	-19.27%
- 30%	N/A	-25.00%	-29.27%
- 40%	N/A	-35.00%	-39.27%
- 50%	N/A	-45.00%	-49.27%
- 60%	N/A	-55.00%	-59.27%
- 70%	N/A	-65.00%	-69.27%
- 80%	N/A	-75.00%	-79.27%
- 90%	N/A	-85.00%	-89.27%
-100%	N/A	-95.00%	-99.27%

FWP-67